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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

STELLENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

STELLENT, INC.

7777 Golden Triangle Drive
Eden Prairie, Minnesota 55344
(952) 903-2000

July 7, 2005

Dear Shareholder:

      You are cordially invited to attend the annual meeting of shareholders of Stellent, Inc. to be held at the Marriott Southwest Hotel, 5801 Opus Parkway, Minnetonka, Minnesota 55343, commencing at 3:30 p.m., central time, on Wednesday, August 10, 2005.

      The Secretary’s notice of annual meeting and the proxy statement that follow describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest regarding our company.

      We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please mark, date and sign the enclosed proxy and return it in the accompanying envelope, or vote the enclosed proxy by telephone or through the Internet in accordance with the voting instructions set forth on the enclosed proxy card, as quickly as possible, even if you plan to attend the meeting. If you later desire to revoke the proxy, you may do so at any time before it is exercised.

Sincerely,

Robert F. Olson
Chairman of the Board,
Chief Executive Officer and President

VOTING METHOD

      The accompanying proxy statement describes important issues affecting Stellent, Inc. If you are a shareholder of record, you have the right to vote your shares through the Internet, by telephone or by mail. You may also revoke your proxy any time before the annual meeting. Please help us save time and postage costs by voting through the Internet or by telephone. Each method is generally available 24 hours a day and will ensure that your vote is confirmed and posted immediately. To vote:

1. BY TELEPHONE

a.	On a touch-tone telephone, call toll-free 1-800-560-1965, 24 hours a day, seven days a week, until 12 p.m. (noon) central time on August 9, 2005.

b.	You will be prompted to enter information from your proxy card and the last four digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. Social Security Number or Tax Identification Number, please enter four zeros.

c.	Follow the simple instructions provided.

2. BY INTERNET

a.	Go to the web site at www.eproxy.com/stel/, 24 hours a day, seven days a week, until 12 p.m. (noon) central time on August 9, 2005.

b.	You will be prompted to enter information from your proxy card and the last four digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. Social Security Number or Tax Identification Number, please leave blank.

c.	Follow the simple instructions provided.

3. BY MAIL (If you vote by telephone or Internet, please do not mail your proxy card.)

a.	Mark, sign and date your proxy card.

b.	Return it in the enclosed postage-paid envelope or return it to Stellent, Inc., c/o Shareowner Services™, P.O. Box 64873, St. Paul, Minnesota 55164-0873.

      If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

Your vote is important. Thank you for voting.

STELLENT, INC.

7777 Golden Triangle Drive
Eden Prairie, Minnesota 55344

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF STELLENT, INC.:

      Please take notice that the annual meeting of shareholders of Stellent, Inc. will be held, pursuant to due call by our board of directors, at the Marriott Southwest Hotel, 5801 Opus Parkway, Minnetonka, Minnesota 55343 at 3:30 p.m., central time, on Wednesday, August 10, 2005, or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.	To elect six directors;

2.	To approve the Stellent, Inc. 2005 Equity Incentive Plan, which combines 878,855 shares currently available for awards pursuant to existing equity incentive plans with 2,321,145 additional shares, to provide a maximum of 3,200,000 shares available for equity incentive awards under the plan;

3.	To ratify the appointment of Grant Thornton LLP as our independent auditors for the fiscal year ending March 31, 2006; and

4.	To transact any other business as may properly come before the meeting or any adjournments thereof.

      Pursuant to due action of the board of directors, shareholders of record on June 24, 2005, will be entitled to vote at the meeting or any adjournments thereof.

      YOUR PROXY IS IMPORTANT TO ENSURE A QUORUM AT THE MEETING. EVEN IF YOU OWN ONLY A FEW SHARES, AND WHETHER OR NOT YOU EXPECT TO BE PRESENT, YOU ARE REQUESTED TO DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE THAT IS PROVIDED, OR VOTE THE ENCLOSED PROXY BY TELEPHONE OR THROUGH THE INTERNET IN ACCORDANCE WITH THE VOTING INSTRUCTIONS SET FORTH IN THE ENCLOSED PROXY CARD. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME PRIOR TO BEING EXERCISED, AND RETURNING YOUR PROXY OR VOTING YOUR PROXY BY TELEPHONE OR THROUGH THE INTERNET WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING AND REVOKE THE PROXY.

By Order of the Board of Directors

STELLENT, INC.

Gregg A. Waldon
Executive Vice President,
Chief Financial Officer,
Treasurer and Secretary

Dated: July 7, 2005

PROXY STATEMENT

OF
STELLENT, INC.
7777 Golden Triangle Drive
Eden Prairie, Minnesota 55344

Annual Meeting of Shareholders to be Held
Wednesday, August 10, 2005

INTRODUCTION

      The enclosed proxy is being solicited by our board of directors for use in connection with our annual meeting of shareholders to be held on Wednesday, August 10, 2005 at the Marriott Southwest Hotel, 5801 Opus Parkway, Minnetonka, Minnesota 55343, at 3:30 p.m., central time, and at any adjournments thereof. The mailing of this proxy statement and our board of directors’ form of proxy to shareholders will commence on or about July 7, 2005.

      The board of directors requests that you vote on the proposals described in this proxy statement. You are invited to attend the meeting, but you do not need to attend the meeting in order to vote your shares. Instead, you may follow the instructions below to vote your shares over the telephone or on the Internet, or you can complete, sign and return the enclosed proxy card.

What is the purpose of the annual meeting?

      At the annual meeting we will ask our shareholders to vote on three matters:

1.	to elect a board of directors of six directors, to serve until the next annual meeting of shareholders or until their successors have been duly elected and qualified;

2.	to approve the Stellent, Inc. 2005 Equity Incentive Plan, which combines 878,855 shares currently available for awards pursuant to existing equity incentive plans with 2,321,145 additional shares to provide a maximum of 3,200,000 shares available for equity incentive awards under the plan; and

3.	to ratify the appointment of Grant Thornton LLP as our independent auditors for the fiscal year ending March 31, 2006;

as well as to transact other business that may properly be brought before the meeting. Following the formal portion of the meeting, our management will report on our performance and answer questions from our shareholders.

Who is entitled to vote at the meeting?

      Only shareholders of record at the close of business on June 24, 2005 will be entitled to vote at the meeting or adjournments thereof. At the close of business on the record date, we had 27,852,799 shares of our common stock outstanding and entitled to vote. Every share is entitled to one vote on each matter that comes before the meeting.

Who is entitled to attend the meeting?

      Subject to space availability, all shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 3:00 p.m. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

      Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), and you wish to vote your shares at the meeting, instead of by proxy, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

      A majority of the shares outstanding on the record date, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. If a quorum is present, the meeting can proceed. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining whether there is a quorum.

How do I vote?

      Proxies in the accompanying form that are properly signed and duly returned to us, or if you hold your shares through a broker or bank, voted by telephone or through the Internet in accordance with the voting instructions set forth below, and not revoked, will be voted in the manner specified.

      To vote by mail:

•	Mark your selections on the proxy card.

•	Date and sign your name exactly as it appears on your proxy card.

•	Mail the proxy card in the enclosed postage-paid envelope.

      If you hold your shares through a broker or bank, to vote by Internet:

•	Go to the web site at www.eproxy.com/stel, 24 hours a day, seven days a week.

•	You will be prompted to enter information from your proxy card and the last four digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. Social Security Number or Tax Identification Number, please leave blank.

•	Complete the electronic ballot and submit your voting instructions.

      If you hold your shares through a broker or bank, to vote by telephone:

•	From a touch-tone telephone, call the toll-free number printed on your proxy card or electronic notification, 24 hours a day, seven days a week.

•	Enter the control number shown on your proxy card or electronic notification.

•	Follow the simple recorded instructions.

      If you are a registered shareholder and attend the annual meeting, you may deliver your proxy in person. If you hold your shares in “street name,” you need to obtain a proxy form from the institution that holds your shares.

May I change my vote after I return my proxy card?

      Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our corporate secretary either a notice of revocation or a duly executed proxy bearing a later date. Alternatively, if you have voted by telephone or through the Internet, you may change your vote by calling the toll-free number again and following the instructions, or by accessing the web site and following the instructions. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What is the recommendation of the board of directors on voting my shares?

      Our board of directors recommends a vote for the election of the six nominated directors to constitute the board of directors; for approval the 2005 Equity Incentive Plan; and for the ratification of Grant Thornton LLP as our independent auditors. If any other matters come up for a vote at the meeting, the proxy holders will vote in line with the recommendations of the board of directors or, if there is no recommendation, at their own discretion.

What vote is required to approve each item?

      Election of Directors. Directors are elected by a plurality of the voting power of the shares of common stock entitled to vote and present in person or represented by proxy at the meeting. For this purpose, a properly executed proxy marked “WITHHELD” with respect to the election of director nominees will be counted for purposes of determining whether there is a quorum, but will have no effect on the outcome of the vote on the election of directors.

      Other Items. For all other items that properly come before the meeting, the affirmative vote of a majority of the outstanding shares of common stock entitled to vote and present in person or represented by proxy at the meeting is required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will be counted for purposes of determining whether there is a quorum and will be considered present in person or by proxy and entitled to vote.

What is the effect of abstentions and broker non-votes?

      If shareholders indicate on their proxy that they wish to abstain from voting on a particular proposal, including brokers holding their customers’ shares of record who cause abstentions to be recorded, these shares are considered present and entitled to vote at the meeting. These shares will count toward determining whether or not a quorum is present. However, these shares will not be considered cast with respect to the proposal for which they abstain from voting and will not be taken into account in determining the outcome of any of those proposals. Accordingly, an abstention will have the effect of a “NO” vote.

      If a shareholder does not give a broker holding the shareholder’s shares instructions as to how to vote the shares, the broker has authority under New York Stock Exchange rules to vote those shares for or against “routine” matters, such as the election of directors and the ratification of Grant Thornton LLP as our independent auditors. Brokers cannot vote on their customers’ behalf on “non-routine” proposals, such as the approval of the 2005 Equity Incentive Plan. These rules apply to us notwithstanding the fact that shares of our common stock are traded on The Nasdaq National Market. If a broker votes shares that are unvoted by its customers for or against a “routine” proposal, these shares are counted for the purpose of establishing a quorum and also will be counted for the purpose of determining the outcome of the “routine” proposals on which they are cast. Shares held by a broker on behalf of a shareholder will not be considered cast with respect to any “non-routine” proposals and will not be taken into account in determining the outcome of any “non-routine” proposals.

May the meeting be adjourned?

      If a quorum is not present to transact business at the meeting or if we do not receive sufficient votes in favor of the proposals by the date of the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit solicitation of proxies. Any adjournment would require the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

Who pays the expenses incurred in connection with the solicitation of proxies?

      We will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by the use of the mail, certain directors, officers and regular employees may solicit proxies by telephone, the Internet, email or personal interview, and may request brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of our shares. We will reimburse them for their reasonable out-of-pocket expenses in forwarding these materials.

      We have also engaged The Proxy Advisory Group of Strategic Stock Surveillance, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and reimbursement of customary disbursements that are not expected to exceed $20,000 in the aggregate.

How may I obtain additional copies of the annual report?

      Our annual report for our fiscal year ended March 31, 2005, known as fiscal 2005, including financial statements, is enclosed. The annual report is also available online at www.stellent.com. For additional printed copies, which are available without charge, please contact our corporate secretary by mail at Stellent, Inc., c/o Corporate Secretary, 7777 Golden Triangle Drive, Eden Prairie, Minnesota 55344.

What is the deadline for submitting a shareholder proposal for the 2006 annual meeting?

      We must receive shareholder proposals intended to be presented at the 2006 annual meeting of shareholders that are requested to be included in the proxy statement for that meeting at our principal executive office no later than March 9, 2006. We must receive any other shareholder proposals intended to be presented at the 2006 annual meeting of shareholders at our principal executive office no later than May 12, 2006. The inclusion of any shareholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, including Rule 14a-8. Written copies of all shareholder proposals should be sent to our principal executive offices at Stellent, Inc., c/o Corporate Secretary, 7777 Golden Triangle Drive, Eden Prairie, Minnesota 55344.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors and Director Nominees

      Six directors are to be elected at the meeting, each director to hold office until the next annual meeting of shareholders, or until his successor is elected and qualified. All of the nominees named below are current directors of our company. Each nominee has indicated a willingness to serve as a director for the ensuing year. Proxies solicited by the board will, unless otherwise directed, be voted to elect the six nominees named below to constitute the entire board, but in case any nominee is not a candidate at the meeting for any reason, the proxies named in the enclosed proxy form may vote for a substitute nominee in their discretion.

      The following table sets forth certain information regarding each director nominee. The nominating committee proposed each of these nominees to the board for election:

Name	Age	Position	Director Since

Robert F. Olson	49	Chairman of the Board of Directors, President and Chief Executive Officer	1990
Kenneth H. Holec	50	Director	1998
Alan B. Menkes	46	Director	2004
Philip E. Soran	49	Director	2003
Raymond A. Tucker	60	Director	2001
Steven C. Waldron	57	Director	1998

      ROBERT F. OLSON founded our business and has served as our Chief Executive Officer from October 2000 to July 2001, and as our President and Chief Executive Officer from 1990 to October 2000 and since April 2003. From 1987 to 1990, he served as the General Manager of the Greatway Communications Division of Anderberg-Lund Printing Company, an electronic publishing sales and service organization. Prior to that time, Mr. Olson held management and marketing positions in several electronic publishing service organizations.

      KENNETH H. HOLEC has served as a senior advisor to Triple Tree, LLC, an investment banking firm, since April 2005. He served as a Managing Principle of Triple Tree from September 2003 to March 2005. He served as the interim President and Chief Executive Officer of PeopleClick, Inc., a provider of enterprise-class workforce management solutions to manage employees, from January 2002 through April 2003. Mr. Holec served as President and Chief Executive Officer of ShowCase Corporation, a supplier of data warehousing systems, from November 1993 to February 2001. From 1985 to 1993, he served as President and Chief Executive Officer of Lawson Associates, Inc., a developer of financial and human resource management software products. Mr. Holec is also a director of SPSS Inc.

      ALAN B. MENKES, since March 2002, has been the Managing Partner of Empeiria Capital, a private equity investing firm. From December 1998 through March 2002, he was a partner of Thomas Weisel Partners, a merchant banking firm, serving as Co-Director of Private Equity and a member of Thomas Weisel’s Executive Committee. Previously, Mr. Menkes was a partner with Hicks, Muse, Tate & Furst, where he was employed from 1992 to 1998.

      PHILIP E. SORAN has served as the President and Chief Executive Officer of Compellent Technologies, Inc., a network strategy company, since March 2002. From July 1995 through August 2001, Mr. Soran served as President and Chief Executive Officer of XIOtech Corporation, a provider of network storage solutions. XIOtech Corporation was acquired by Seagate Technology in January 2000, at which time it became a wholly-owned subsidiary of Seagate.

      RAYMOND A. TUCKER served as Senior Vice President and Chief Financial Officer for H.B. Fuller Company, a manufacturer of adhesives, sealants, and coatings, from June 1999 through his retirement in June 2003. Mr. Tucker was previously employed with Bayer Corporation, a global provider of a wide range of products including pharmaceuticals, diagnostics, health care products, agricultural products and chemicals, serving as its Senior Vice President of Inorganic Chemicals — NAFTA from 1997 to 1999; its Vice President of Finance and Administration for the Industrial Chemicals Division from 1992 to 1997; its Business Director of Enamels and Ceramics from 1989 to 1991; its Business Manager of Inorganic Chemicals from 1987 to 1988 and its Controller and Manager of Administration for the Industrial Chemicals Division from 1978 to 1986.

      STEVEN C. WALDRON has served as Chief Executive Officer of Complete Data Services, a provider of data services primarily to the legal market. Mr. Waldron also has served as Chief Executive Officer of Pinnacle Energy, a provider of alternative energy, since September 2002. He served as President and Chief Executive Officer of SPS Commerce, Inc., a provider of e-commerce software and transaction processing services, from November 1997 to March 2001. From 1992 to March 1995, he was President of Innovex, Inc., a diversified technology company. Prior to that time, Mr. Waldron served as President and Chief Executive Officer of Norstan, Inc., a supplier of telecommunications hardware and software.

      None of the above nominees is related to any other nominee or to any executive officer of our company.

Board of Directors Meetings and Attendance

      Our board of directors held 13 meetings during fiscal 2005 and acted by written consent in lieu of a meeting on seven occasions. During fiscal 2005, each director attended all of the meetings of our board of directors and of the board committees on which the director serves.

Committees of Our Board of Directors

      The board has an audit committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, a compensation committee and a corporate governance and nominating committee. Following is a description of the functions performed by these committees.

Audit Committee

      In accordance with its charter, our audit committee consists of at least three independent non-employee directors. The audit committee currently consists of Messrs. Tucker, as chairman, Holec, Menkes, Soran and Waldron. The board of directors has determined that all members of the audit committee are “independent” as that term is defined in the applicable listing standards of The Nasdaq Stock Market. In addition, the board of directors has determined that Mr. Tucker has the financial experience required by the applicable Nasdaq listing standards and is an “audit committee financial expert” as defined by applicable regulations of the Securities and Exchange Commission. The audit committee oversees our financial reporting process by, among other things, reviewing our accounting and auditing principles and procedures with a view toward providing for adequate internal controls and reliable financial records, reviewing and reassessing the audit committee charter annually, recommending and taking action to oversee the independence of the independent auditors, selecting and appointing the independent auditors and approving all fees of, as well as the provision of any non-audit services by, our independent auditors. The audit committee met eight times during fiscal 2005. The responsibilities of the audit committee are set forth in the audit committee charter, adopted by the board in August 2000, and amended and restated most recently on June 2, 2004. A copy of the audit committee charter was included as an exhibit to the proxy statement for our 2004 annual meeting of shareholders as is available on our website at www.stellent.com.

Compensation Committee

      We also maintain a compensation committee to provide recommendations concerning salaries, stock options and incentive compensation for our executive officers and employees. The compensation committee administers all of our equity incentive plans and our employee stock purchase plan. The members of the compensation committee are Messrs. Holec, as chairman, Menkes, Soran, Tucker and Waldron. The compensation committee met six times and took action, by written action in lieu of a meeting, once during fiscal 2005. A copy of the compensation committee charter is available on our website at www.stellent.com.

Corporate Governance and Nominating Committee

      In accordance with its charter, the corporate governance and nominating committee monitors and recommends to the board corporate governance principles and business conduct guidelines, including overseeing the process for selecting director candidates, recommending to the board director nominees and reviewing and recommending as necessary, changes in the size and composition of the board and its committees. The charter of the corporate governance and nominating committee is available on our website at www.stellent.com. The corporate governance and nominating committee members are Messrs. Waldron, as chairman, Holec, Menkes, Soran and Tucker. The corporate governance and nominating committee met three times during fiscal 2005.

Director Independence

      Our board of directors has determined that all of its members except Mr. Olson are “independent,” as that term is used in Section 10A of the Securities Exchange Act of 1934, and as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers regulations.

Director Qualifications and Director Nominee Selection Policy

      The corporate governance and nominating committee is responsible for recommending nominees for election to the board of directors. The corporate governance and nominating committee is responsible for reviewing with the board, on an annual basis, the requisite skills and characteristics of individual board members, as well as the composition of the board as a whole, in the context of our needs. The corporate governance and nominating committee reviews all nominees for director and recommends to the board those nominees whose attributes it believes would be most beneficial to us. This assessment will include such issues as experience, integrity, competence, diversity, age, skills and dedication in the context of the needs of the board.

      The corporate governance and nominating committee has established a policy that it will consider persons recommended by shareholders in selecting nominees for election to the board. Shareholders who wish to suggest qualified candidates should write to: Stellent, Inc., 7777 Golden Triangle Drive, Eden Prairie, Minnesota 55344, Attention: Corporate Governance and Nominating Committee, c/o Corporate Secretary. All recommendations should state in detail the qualifications of such persons for consideration by the corporate governance and nominating committee and should be accompanied by an indication of the person’s willingness to serve. If a shareholder wishes to nominate a director other than a person nominated by or on behalf of the board of directors, he or she must comply with certain procedures set out in our bylaws.

Compensation Committee Interlocks and Insider Participation

      No executive officer serves as a member of the board of directors or compensation committee of any entity that has any of its executive officers serving as a member of our board of directors or compensation committee.

Director Compensation

      Effective May 10, 2005, the board established a director compensation policy under which each member of the board who is not an employee of our company will receive on an annual basis $37,500 in cash and the grant of an option to purchase 12,500 shares of our common stock, subject to the availability of such shares under our applicable stock option plans. All option grants to directors have been, and will be, made at the fair market value of our common stock on the date of grant. Each option grant vests, so long as such person remains a director, ratably at the end of each quarter in our fiscal year, ending on the last day of our fiscal year. The chair of the audit committee will receive an additional $16,000 in cash annually and each chair of each other committee will receive an additional $8,000 in cash annually.

Attendance at Annual Meeting

      All directors are encouraged to attend the annual meeting of shareholders. All directors at the time of the 2004 annual meeting of shareholders attended that meeting.

Procedures for Contacting the Board of Directors

      Security holders may communicate with any director in writing by mail addressed to our headquarters to the attention of the director by name, title or to any board member generally. Except for suspicious mail, mail received by us addressed to the attention of a director by name or title will be forwarded, unopened, to that director.

      Suspicious mail received by us that is addressed to the attention of a director may be segregated by us and investigated by us or appropriate private or government agencies. Suspicious mail that eventually is determined to be benign and that is addressed to the attention of a director by name or title will be forwarded to that director.

      Mail received by us addressed to the attention of any board member generally, without specifying a director by name or title, will be forwarded by us unopened to the Chairman of the Board.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE SIX NOMINEES LISTED ABOVE TO CONSTITUTE OUR BOARD OF DIRECTORS.

PROPOSAL 2

APPROVAL OF 2005 EQUITY INCENTIVE PLAN

Current and Proposed Equity Incentive Plans

      We currently maintain five equity incentive plans, known as the Current Plans, under which we may, based on the provisions of the applicable plan, issue equity incentive awards to employees, including in some cases executive officers, director, and consultants. Not all of the Current Plans allow awards to be granted to all categories of potential award recipients. The Current Plans consist of our 1994-1997 Stock Option Plan, our 1997 Director Stock Option Plan, our 1999 Employee Stock Option and Compensation Plan, our 2000 Stock Incentive Plan and our 2000 Employee Stock Incentive Plan. Our 1999 Employee Stock Option and Compensation Plan and our 2000 Employee Stock Incentive Plan have not previously been approved by shareholders, because such approval was not required prior to July, 2003. In response to a changing compensation environment, we wish to combine the shares available for future awards under the Current Plans with additional shares under a new, comprehensive, 2005 Equity Incentive Plan. In addition to the Current Plans, we maintain four other equity incentive plans, known as the Acquired Plans, that we obtained through acquisitions of subsidiaries. No additional awards may be issued from any of the Acquired Plans.

      We historically have included equity incentives as a significant component of compensation for a broad range of our employees. Our board of directors believes that the amount and variety of equity incentive awards that we will be able to offer under the proposed 2005 Equity Incentive Plan are critical to maintaining our position within the competitive market for qualified personnel.

      Subject to shareholder approval, our board of directors established our 2005 Equity Incentive Plan with a total share reserve of 3,200,000 shares of common stock. Of these shares, the following amount of shares were available for grants at June 24, 2005 under the plans indicated: (a) 151,892 shares were under the 1994-1997 Stock Option Plan, (b) 230,834 shares under the 1997 Director Stock Option Plan, (c) 177,847 shares under the 1999 Employee Stock Option and Compensation Plan, (d) 261,586 shares under the 2000 Stock Incentive Plan and (e) 56,696 shares under the 2000 Employee Stock Incentive Plan. Upon shareholder approval of the 2005 Equity Incentive Plan, we will suspend the Current Plans so that no new stock awards will be granted under those plans. Outstanding awards under the Current Plans will remain outstanding, and any shares issued under those awards will be issued from the shares reserved for the Current Plans. Upon shareholder approval of the 2005 Equity Incentive Plan, if any of the outstanding awards relating to the Current Plans terminate unexercised, then the shares subject to those terminated awards will be available for issuance under the 2005 Equity Incentive Plan. Any shares granted as awards other than options or stock appreciation rights are counted against this limit as one and four tenths (1.4) shares for every one share granted.

      As of March 31, 2005, there were 6,685,865 shares subject to issuance upon exercise of options under all of our equity incentive plans, at a weighted average exercise price of $9.186, and with a weighted average remaining life of 7.6 years. As of March 31, 2005 there were 1,448,291 shares available for future awards under all plans. As of June 24, 2005, there were 7,087,378 shares subject to issuance upon exercise of options under all of our equity incentive plans, at a weighted average exercise price of $9.153, and with a weighted average remaining life of 7.1 years. As of June 24, 2005 there were 878,855 shares available for future awards under all plans. The following table sets forth information about our equity incentive plans.

		As of March 31, 2005			As of June 24, 2005

				Weighted			Weighted
				Average			Average
	Authorized	Outstanding	Available	Exercise	Outstanding	Available	Exercise
Plan Name	Shares	Options	Shares	Price	Options	Shares	Price

Current Plans:
1994-1997 Stock Option Plan	3,100,000	1,005,784	147,892	7.941	987,784	151,892	8.014
1997 Director Stock Option Plan	700,000	290,000	293,334	14.454	314,167	230,834	13.994
1999 Employee Stock Option and Compensation Plan	1,000,000	177,891	750,471	13.740	750,515	177,847	9.016
2000 Stock Incentive Plan	3,100,000	2,726,959	169,877	10.074	2,591,780	261,586	10.223
2000 Employee Stock Incentive Plan	2,300,000	1,686,437	86,717	7.771	1,689,583	56,696	7.816
Acquired Plans	1,919,791	798,794	—	7.784	753,549	—	8.081

Total	12,119,791	6,685,865	1,448,291	9.186	7,087,378	878,855	9.153

      The full, authoritative text of the 2005 Equity Incentive Plan is attached hereto as Exhibit A. A summary follows for convenience only. Subject to shareholder approval, only the 2005 Equity Incentive Plan document itself is binding on our company or any participant in the 2005 Equity Incentive Plan.

      By combining the 878,855 shares available under the Current Plans as of June 24, 2005 with 2,321,145 additional shares to create the share reserve for the 2005 Equity Incentive Plan, our board of directors believes that awards available under the 2005 Equity Incentive Plan will allow us to motivate our current and future directors, officers, employees and consultants to put forth maximum effort for our continued success and growth. If the shareholders fail to approve this proposal, the Current Plans will remain in effect as they each existed immediately prior to this proposal. In that case, we would be limited to issuing no more than the available awards described in the table above.

Market Price of Our Common Stock

      The closing market price of our common stock on June 24, 2005 was $7.54 per share.

Summary Description of the 2005 Equity Incentive Plan

Purpose of the 2005 Plan

      The purpose of the 2005 Plan is to motivate our key personnel to produce a superior return for our shareholders by offering them an opportunity to realize stock appreciation, by facilitating their ownership of our common stock and by rewarding them for achieving a high level of corporate performance. The 2005 Plan is also intended to facilitate recruiting and retaining key personnel, including outside directors, consultants and advisors, of outstanding ability.

Shares Available Under the 2005 Plan

      Shares Available. Upon shareholder approval the 2005 Plan, 3,200,000 shares of our common stock will be authorized for awards under the 2005 Plan, provided that this number will be increased by any awards under the Current Plans that are not used because the terms and conditions of the award are not met, by any unexercised or undistributed portion of any terminated, expired, exchanged, or forfeited awards under the Current Plans, or by any awards under the Current Plans settled in cash in lieu of shares. This number also is subject to adjustment for future stock splits, stock dividends and similar changes in the capitalization of our company. The 2005 Plan will remain in effect until all shares subject to it have been distributed or until all awards have expired or lapsed. In addition, our board of directors may terminate the

2005 Plan at any time, subject to the conditions stated in the 2005 Plan. The 2005 Plan is not subject to the Employee Retirement Income Security Act of 1974 and is not a “qualified plan” under Section 401(a) of the Internal Revenue Code of 1986.

      Calculation of Shares Used in Award Grants. For the purposes of computing the total number of shares granted under the 2005 Plan, the following rules will apply:

•	each share that is subject to an award of options or stock appreciation rights will be counted against the shares available under the 2005 Plan as one (1) share;

•	each share (or security that is convertibly into, or equivalent to, a share) that is subject to any award other than options or stock appreciation rights will be counted against the shares available under the 2005 Plan as one and four tenths (1.4) shares;

•	where the number of shares available under an award is variable on the date it is granted, the number of shares subject to the award will be considered to be the maximum number of shares that could be received under that particular award;

•	where two or more types of awards are granted, such that the exercise of one type of award cancels at least an equal number of shares of the other, the award will be considered to be the equivalent of the maximum number of shares available under the largest single award; and

•	for performance units denominated in dollars, the number of shares counted against the shares available for distribution under the 2005 Plan shall be equal to the result of dividing the dollar amount for which the performance unit is denominated by the fair market value of one share on the date the performance unit is granted.

2005 Plan Administration

      The 2005 Plan is administered by a committee of two or more non-employee members of the board of directors, or by action of the board of directors as permitted in the 2005 Plan. In the event of a conflict between a permitted action of the board of directors and an action of the committee, the action of the board of directors controls. The committee has the authority to interpret the 2005 Plan and any award or agreement made under the 2005 Plan. The committee also has the authority, subject to the terms of the 2005 Plan, to establish, amend, waive and rescind any rules relating to the 2005 Plan. The committee is also responsible for determining when and to whom awards will be granted, the form of each award, the amount of each award and any other terms of an award, consistent with the 2005 Plan.

      Members of the committee are designated by our board of directors and serve on the committee for an indefinite term, at the discretion of our board of directors. The committee may delegate all or any portion of its authority to persons who are not non-employee directors solely for purposes of determining and administering awards to persons who are not insiders of our company and who are not, and are not anticipated to become, “covered employees” as defined in Section 162(m)(3) of the Internal Revenue Code of 1986.

Eligibility

      All of our employees and persons who provide services to us and our affiliates, including directors, advisors and consultants, are eligible to receive awards under the 2005 Plan. The selection of those to whom awards under the 2005 Plan are made is within the sole discretion of the committee.

Types of Awards Under the 2005 Plan

      The types of awards that may be granted under the 2005 Plan include incentive and non-statutory stock options, stock appreciation rights, performance units, restricted stock and other stock-based awards. The following is a brief description of the material characteristics of each type of award.

      Incentive and Non-Statutory Stock Options. Incentive stock options are options designated by the committee as incentive stock options that comply with the requirements of Section 422 of the Internal Revenue Code of 1986 or any successor provision. Non-statutory stock options are all options other than incentive stock options. Stock options may be granted and exercised at such times as the committee may determine, but no more than 500,000 shares of common stock underlying stock options may be granted to any one person in any year. The purchase price of each share subject to an option shall be determined by the committee and set forth in an option agreement, and, except where determined otherwise by the committee, shall not be less than 100% of the fair market value of a share as of the date the option is granted. No stock option may be exercised more than 10 years after the date of grant. Each option shall be exercisable in whole or in part on the terms provided in the agreement. In no event shall any option be exercisable at any time after the expiration of its term. When an option is no longer exercisable, it shall be deemed to have lapsed or terminated.

      The purchase price of the shares with respect to which an option is exercised shall be payable in full at the time of exercise. The purchase price may be payable in cash, by delivery or tender of shares having a fair market value as of the date the option is exercised equal to the purchase price of the shares being purchased pursuant to the option, or a combination thereof, as determined by the committee, but no fractional shares will be issued or accepted. A participant exercising a stock option shall not be permitted to pay any portion of the purchase price with shares if, in the opinion of the committee, payment in such manner could have adverse financial accounting consequences for our company.

      With respect to incentive stock options, the committee retains full authority to impose other conditions, limitations or provisions where needed to qualify the option as an incentive stock option. For example, the purchase price of each share subject to an incentive stock option shall not be less than 100% of the fair market value of a share as of the date the incentive stock option is granted if this limitation is necessary to qualify as an incentive stock option. The aggregate fair market value of the shares with respect to which incentive stock options held by an individual first become exercisable in any calendar year shall also not exceed $100,000 (or such other limit required by law) if this limitation is necessary to qualify the option as an incentive stock option. Any stock options exceeding this limit will be treated as non-statutory stock options. An incentive stock option will also not be exercisable more than 10 years after the date of grant (or such other limit imposed by law) if this limitation is necessary to qualify the option as an incentive stock option.

      In addition, no participant may receive an incentive stock option under the 2005 Plan if, at the time the award is granted, the participant owns shares possessing more than 10% of the total combined voting power of all classes of stock of our company or our subsidiaries, unless (1) the option price for that incentive stock option is at least 110% of the fair market value of the shares subject to that incentive stock option on the date of grant and (2) that option is not exercisable after the date five years from the date of grant.

      Stock Appreciation Rights and Performance Units. The recipient of a stock appreciation right receives, upon exercise of the right and subject to the terms and conditions specified by the committee, all or a portion of the excess of the fair market value of a specified number of shares as of the date of exercise of the right over a specified price that shall not be less than 100% of the fair market value of such shares as of the date of grant of the right. Payment shall be made upon exercise of a stock appreciation right, subject to terms and conditions imposed by the committee in the agreement. No stock appreciation right shall be exercisable at any time after the expiration of its term, and when a stock appreciation right is no longer exercisable, it shall be deemed to have lapsed or terminated. No stock appreciation right may be exercised more than 10 years after the date of grant. In no event may a participant be awarded more than 500,000 shares in the form of stock appreciation rights in any year.

      An award of performance units under the 2005 Plan entitles the recipient to future payments of cash, shares or a combination of cash and shares, as determined by the committee, based upon the achievement of pre-established performance targets. The committee shall determine the extent to which performance targets have been attained and the amount of payment due for such satisfaction.

      Note that an agreement may permit an acceleration of the performance cycle, and an adjustment of performance targets and payments with respect to some or all of the performance units awarded to a participant, upon the occurrence of certain events, which may, but need not include, without limitation, a fundamental change in our company as defined in the 2005 Plan, the participant’s death or retirement or other events affecting the capitalization of our company.

      Restricted Stock and Other Stock-Based Awards. The committee may award restricted stock under the 2005 Plan, which is stock subject to specified restrictions on transfer and conditions of forfeiture. Except as provided in the agreement related to the restricted stock award, a holder of restricted stock shall have all the other rights of a shareholder, including the right to receive dividends and the right to vote. No more than 1,500,000 of the total number of shares available as awards under the 2005 Plan shall be issued as restricted stock.

      The committee may also award stock or other awards, such as securities convertible into stock and phantom securities. The granting of such awards is within the discretion of the committee; however, no more than 750,000 of the total number of shares available for awards under the 2005 Plan shall be issued during the term of the 2005 Plan in the form of stock without restrictions.

Acceleration of Awards, Lapse of Restrictions, Forfeiture

      The committee may provide in an award agreement for the lapse or waiver of restrictions or conditions on restricted stock or other awards, or acceleration of the vesting of stock options, stock appreciation rights and other awards, or acceleration of the term with respect to which the achievement of performance targets for performance units is determined in the event of a fundamental change in the corporate structure of our company, upon a change of control of our company or upon the participant’s death, disability or retirement.

      If the participant’s employment or other relationship with our company or our affiliates is terminated for any reason, then any unexercised portion of the award will generally be forfeited, except as provided in the award agreement or by the committee.

Adjustments, Modifications, Termination

      The board of directors may at any time terminate, suspend or modify the 2005 Plan. And, except as where stated otherwise in the 2005 Plan, the committee may at any time alter or amend any or all agreements under the 2005 Plan to the extent permitted by law, subject to shareholder approval required to comply with applicable laws or any securities exchange on which the shares are listed by the Company. No termination, suspension, or modification of the 2005 Plan will materially and adversely affect any right acquired by a participant before the date of such termination, suspension, or modification. However, any and all adjustments made in response to changes in the capitalization of our company will be conclusively presumed to not adversely affect any rights of award recipients. If we experience a change in capitalization, a fundamental change, or any other relevant change as described in the 2005 Plan, the committee may make appropriate adjustments to the awards in order to prevent enlargement of rights or inappropriate dilution of rights.

Federal Tax Considerations (United States Only)

      This section summarizes the material federal income tax consequences that may result from awards made under the 2005 Plan. Because this is only a summary, issues that are material to a participant may not be discussed. Furthermore, the tax laws are subject to legislative changes and new or revised administrative or judicial interpretations. Participants may also incur foreign, state or local tax consequences that are not discussed in this summary.

      Incentive Stock Options. Participants will realize no taxable income, and we will not be entitled to any related deduction, when participants are granted an incentive stock option. If certain statutory employment and holding period conditions are satisfied before a participant disposes of the shares acquired pursuant to the exercise of such an option, then the participant will not realize any taxable income upon the exercise of such an option and we will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss a participant realizes will be a capital gain or loss. We will not be entitled to a deduction with respect to a disposition of the shares by a recipient after the expiration of the statutory holding periods.

      Except in the event of death, if a recipient disposes of the shares acquired upon exercise of an incentive stock option before the expiration of the statutory holding periods, the recipient will be considered to have realized as compensation, taxable as ordinary income in the year of disposition in an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. We will be entitled to a deduction at the same time and in the same amount as the participant is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If a participant pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the participant will be treated as having made a disqualifying disposition of such shares, and the tax consequences of such disqualifying disposition will be as described above.

      The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes, an incentive stock option will be treated as if it were a non-statutory stock option, the tax consequences of which are discussed below.

      Non-Statutory Stock Options. Participants will realize no taxable income, and we will not be entitled to any related deduction, when any nonqualified stock option is granted under the 2005 Plan. Upon exercise of a nonqualified stock option, a participant will realize ordinary income, and we will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by a participant will be taxed as a capital gain or loss.

      Stock Appreciation Rights and Performance Units. Generally, participants will realize no income upon the award of a stock appreciation right or performance units. Participants will realize ordinary income, and we will be entitled to a corresponding deduction, when cash or shares are delivered to a participant upon exercise of a stock appreciation right or in payment of the performance unit award. The amount of ordinary income and deduction will be the amount of cash, plus fair market value of the shares received on the date the participant receives them. Upon a subsequent disposition of shares a participant receives, any additional gain or loss a participant realizes will be taxed as capital gain or loss.

      Restricted Stock and Other Stock-Based Awards. With respect to awards of unrestricted stock, generally (a) participants will realize ordinary income and we will be entitled to a corresponding deduction upon the grant of the unrestricted stock and (b) the amount of such ordinary income and deduction will be the fair market value of such unrestricted stock on the date of the grant.

      Unless a participant files an election to be taxed under Section 83(b) of the Internal Revenue Code of 1986, the following federal tax consequences will generally apply to an award of restricted stock:

•	a participant will not realize income upon the grant of the restricted stock;

•	a participant will realize ordinary income, and we will be entitled to a corresponding deduction, when the restrictions on the participant’s stock have been removed or have expired; and

•	the amount of a participant’s ordinary income and our deduction will be the fair market value of the stock on the date the restrictions are removed or expire.

      If a participant elects to be taxed under Section 83(b) or if a participant is awarded unrestricted stock, then the tax consequences to the participant and us will be determined as of the date of the grant of the stock, rather than as of the date of the removal or expiration of the restrictions.

      When a participant disposes of restricted or unrestricted stock, the difference between the amount the participant receives upon the disposition and the fair market value of the shares on the date the participant realized ordinary income will be taxed as a capital gain or loss.

      Withholding. The 2005 Plan permits us to withhold from cash awards, and to require participants to pay us, cash sufficient to cover any required withholding taxes. In lieu of cash, the committee may permit participants to cover withholding obligations through a reduction in the number of shares delivered to participants or through the surrender to us of shares of our common stock that a participant owns.

Restrictions on Transfer of Awards

      Except as provided otherwise in the 2005 Plan, the only person who may exercise an option, stock appreciation right, or receive payments pursuant to performance units or any other award, is the participant who received such award under the 2005 Plan.

      No award of restricted stock (before the expiration of the restrictions), options, stock appreciation rights, performance units or other award, may be sold, assigned, transferred, exchanged or otherwise encumbered, except under the following limited circumstances:

•	transfers or grants to a successor in interest in the event of the participant’s death;

•	pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986 or Title 1 of the Employee Retirement Income Security Act of 1974; or

•	the committee specifically authorizes a transfer of the interest in the award where no consideration accompanies the transfer.

      Any attempted transfer not permitted by the 2005 Plan is ineffective. And, where a transfer is authorized, the transferee continues to be subject to the terms and conditions of the award as existed immediately before the transfer.

Resale Considerations

      Shares of stock acquired under the 2005 Plan by persons other than our affiliates, as defined in Rule 405 under the Securities Act of 1933, may be resold without further registration under the Securities Act of 1933. Generally, our affiliates may resell the shares obtained under the 2005 Plan as follows:

•	in compliance with Rule 144 under the Securities Act of 1933;

•	under an applicable exemption to the registration requirements of the Securities Act of 1933; or

•	in connection with an effective registration statement under the Securities Act of 1933.

      Recipients who are our directors or executive officers or who are directly or indirectly the beneficial owners of more than 10% of any class of equity security that is registered pursuant to Section 12 of the Securities Exchange Act of 1934 must also comply with the reporting and trading requirements of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission under that statute.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2 TO APPROVE THE 2005 EQUITY INCENTIVE PLAN.

OTHER EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information as of March 31, 2005 for our compensation plans under which securities may be issued:

	Number of securities to	Weighted-average	Number of securities
	be issued upon exercise of	exercise price of	remaining available for
	outstanding options,	outstanding options,	future issuance under
Plan Category	warrants and rights	warrants and rights	equity compensation plans

Equity Compensation Plans Approved by Securityholders	4,809,612	$9.529	611,103 (1)
Equity Compensation Plans Not Approved by Securityholders	1,876,253	$8.307	837,188 (2)

Total	6,685,865	$9.186	1,448,291

(1)	Includes securities available for future issuance under shareholder approved compensation plans other than upon the exercise of an outstanding option, warrant or right, as follows: 147,892 shares under the 1994-1997 Stock Option Plan, 293,334 shares under the 1997 Director Stock Option Plan, and 169,877 under the 2000 Stock Incentive Plan.

(2)	Includes securities available for future issuance under non-shareholder approved compensation plans other than upon the exercise of an outstanding option, warrant or right, as follows: 750,471 shares under the 1999 Employee Stock Option and Compensation Plan and 86,717 under the 2000 Employee Stock Incentive Plan.

EQUITY COMPENSATION PLANS NOT APPROVED BY SECURITY HOLDERS

Stellent, Inc. 1999 Employee Stock Option and Compensation Plan

      In November 1999, the board adopted the 1999 Employee Stock Option and Compensation Plan, known as the 1999 Plan. The 1999 Plan has not been approved by our shareholders.

      Shares Subject to the 1999 Plan. As of March 31, 2005, 177,891 shares of our common stock were subject to outstanding awards granted and 750,471 shares remained available for future award grants under the 1999 Plan. If the 2005 Plan is approved, no additional awards will be granted under the 1999 Plan, and if any award granted pursuant to the 1999 Plan expires or terminates without being exercised in full, the unexercised shares released from such award will become available for issuance under the 2005 Plan. If the 2005 Plan is not approved, additional awards may be granted under the 1999 Plan, and if any award granted pursuant to the 1999 Plan expires or terminates without being exercised in full, the unexercised shares released from such award will again become available for issuance under the 1999 Plan. The number of shares available for future grant and previously granted but unexercised awards are subject to adjustment for any future stock dividends, splits, combinations, or other changes in capitalization as described in the 1999 Plan.

      Plan Administration. The 1999 Plan is administered by a committee of two or more members of the board or if the board has not designated a committee, the board will constitute the committee and administer the 1999 Plan.

      Eligibility. All employees of our company and its subsidiaries who are not also officers or directors of our company, and consultants to our company or its subsidiaries, are eligible to receive awards under the 1999 Plan.

      Incentive and Non-Statutory Stock Options. Both incentive stock options and non-statutory stock options may be granted under the terms of the 1999 Plan. However, since the 1999 Plan has not been approved by our shareholders, under the Internal Revenue Code of 1986, incentive stock options may not be granted under the 1999 Plan. The exercise price of an option is determined by the committee. The exercise price may not be less than 100% of the fair market value, as defined in the 1999 Plan, of our common stock on the date the option is granted. Stock options may be granted and exercised at such times as the committee may determine, provided that the term shall not exceed ten years and one day from the date of grant. The purchase price for common stock purchased upon the exercise of stock options may be payable in cash, uncertified or certified check, bank draft, by delivery of shares of our common stock having a fair market value on the date the option is exercised equal to all or any part of the option price of the stock being purchased, by instructing us to withhold from the shares of common stock issuable upon exercise of the stock option shares having fair market value on the date the option is exercised equal to all or any part of the option price of the stock being purchased or any other manner authorized by the committee.

      Stock Appreciation Rights. A stock appreciation right may be granted under the 1999 Plan with or without reference to any related stock option. The recipient of a stock appreciation right receives, without payment to us, a number of shares of common stock, cash or any combination thereof, the amount of which is determined by dividing: (x) the number of shares of common stock as to which the stock appreciation right is exercised multiplied by the amount by which the fair market value of the shares on the exercise date exceeds the purchase price of shares of common stock under the related stock option or, if there is no related stock option, an amount determined by the committee at the time of grant, by (y) the fair market value of a share of common stock on the exercise date.

      Performance Shares. A performance share consists of an award that is paid in shares of common stock. Performance shares entitle the recipient to payment in amounts determined by the committee based upon the achievement of specified performance targets during a specified term. Performance shares may be subject to additional terms and conditions as determined by the committee.

      Restricted Stock and Other Stock-Based Awards. The committee may grant, either alone or in combination with other types of awards, restricted stock and other stock-based awards. Restricted stock may contain such restrictions, including provisions requiring forfeiture and imposing restrictions on stock transfer, as the committee may determine. To enforce the restrictions imposed by the committee, a recipient must enter into an agreement with us setting forth the conditions of the grant.

      Acceleration of Awards, Lapse of Restrictions, Forfeiture. The committee may provide in a recipient’s agreement for the lapse or waiver of restrictions or conditions on restricted stock or other awards, or acceleration of the vesting of stock options, stock appreciation rights and other awards, or acceleration of the term with respect to which the achievement of performance targets for performance shares is determined in the event of a fundamental change in the corporate structure of our company, or the replacement of the majority of the board members within a period of less than two years by directors not nominated and approved by the board, or, upon a change of control of our company or a recipient’s death, disability or retirement. Options and stock appreciation rights automatically vest upon death or disability, unless otherwise provided in a recipient’s agreement, or upon the occurrence of a change in control of our company. If a recipient’s employment or other relationship with our company or its affiliates is terminated for any reason other than death or disability, then any unexercised portion of such recipient’s award will generally be forfeited, except as provided in the 1999 Plan or such recipient’s agreement or by the committee.

      Adjustments, Modifications, Termination. The 1999 Plan gives the committee discretion to adjust the kind and number of shares available for awards or subject to outstanding awards, the limitations on the number and type of securities that may be issued to an individual recipient, the exercise price of outstanding stock options, and performance targets for, and payments under, outstanding awards of performance shares upon mergers, recapitalizations, stock dividends, stock splits or similar changes affecting our company. Adjustments in performance targets and payments on performance shares are also permitted upon the occurrence of such other events as may be specified by the committee. The 1999 Plan also gives the board the right to terminate, suspend or modify the 1999 Plan. Amendments to the 1999 Plan are subject to shareholder approval, however, if needed to comply with applicable laws or regulations. The committee may generally also alter or amend any agreement covering an award granted under the 1999 Plan to the extent permitted by law. Under the 1999 Plan, the committee generally may cancel outstanding stock options and stock appreciation rights in exchange for the payment of cash or other consideration to the recipients upon dissolutions, liquidations, mergers, statutory share exchanges or similar events involving our company.

Stellent, Inc. 2000 Employee Stock Incentive Plan

      In May 2000, the board adopted the 2000 Employee Stock Incentive Plan, known as the 2000 Employee Plan. The 2000 Employee Plan was amended in October 2001. The 2000 Employee Plan has not been approved by our shareholders.

      Shares Subject to the 2000 Employee Plan. As of March 31, 2005, 1,686,437 shares of our common stock were subject to outstanding awards granted and 86,717 shares remained available for future award grants under the 2000 Employee Plan. If the 2005 Plan is approved, no additional awards will be granted under the 2000 Employee Plan, and if any award granted pursuant to the 2000 Employee Plan expires or terminates without being exercised in full, the unexercised shares released from such award will become available for issuance under the 2005 Plan. If the 2005 Plan is not approved, additional awards may be granted under the 2000 Employee Plan, and if any award granted pursuant to the 2000 Employee Plan expires or terminates without being exercised in full, the unexercised shares released from such award will again become available for issuance under the 2000 Employee Plan. The number of shares available for future grant and previously granted but unexercised awards are subject to adjustment for any future stock dividends, splits, combinations, or other changes in capitalization as described in the 2000 Employee Plan.

      Plan Administration. The 2000 Employee Plan is administered by a committee of three or more members of the board or if the board has not designated a committee, the board will constitute the committee and administer the 2000 Employee Plan. The committee may delegate all or any part of its responsibilities under the 2000 Employee Plan to officers or other persons for purposes of determining and administering awards.

      Eligibility. All employees of our company and its affiliates who are not officers or directors of our company are eligible to receive awards under the 2000 Employee Plan. Awards may be granted by the committee to any individuals or entities who are not employees of our company, but who provide services to us or our affiliates as a consultant or adviser.

      Non-Qualified Stock Options. Non-qualified stock options may be granted under the 2000 Employee Plan. The exercise price of an option is determined by the committee. The exercise price for stock options may not be less than 100% of the fair market value of our common stock on the date the option is granted. Stock options may be granted and exercised at such times as the committee may determine. No more than 500,000 shares of common stock underlying stock options and stock appreciation rights may be granted to any one person in any year. The purchase price for common stock purchased upon the exercise of stock options may be payable in cash, in our common stock having a fair market value on the date the option is exercised equal to the option price of the stock being purchased, or a combination of cash and stock, as provided in each stock option agreement. In addition, the committee may permit recipients of stock options to simultaneously exercise options and sell the common stock purchased upon exercise and to use the sale proceeds to pay the purchase price.

      Stock Appreciation Rights and Performance Shares. The recipient of a stock appreciation right receives all or a portion of the amount by which the fair market value of a specified number of shares, as of the date the right is exercised, exceeds a price specified by the committee at the time the right is granted. The price specified by the committee must be at least 100% of the fair market value of our common stock on the date the right is granted. No more than 500,000 shares of stock underlying stock appreciation rights and stock options may be awarded to any one person in any year. Performance shares entitle the recipient to payments in amounts determined by the committee based upon the achievement of specified performance targets during a specified term. No person may receive performance shares relating to more than 500,000 shares of our common stock in any year. Payments with respect to stock appreciation rights and performance shares may be paid in cash, shares of our common stock, or a combination of cash and shares, as determined by the committee.

      Restricted Stock and Other Stock-Based Awards. The committee may grant, either alone or in combination with other types of awards, restricted stock and other stock-based awards. Restricted stock may contain such restrictions, including provisions requiring forfeiture and imposing restrictions on stock transfer, as the committee may determine and set forth in each restricted stock agreement. No award of restricted stock may vest earlier than one year from the date of grant, except as provided in each restricted stock agreement. No more than 400,000 of the shares of common stock subject to the 2000 Employee Plan may be granted as restricted stock subject to performance conditions or subject to other stock-based awards.

      Acceleration of Awards, Lapse of Restrictions, Forfeiture. The committee may provide in an award agreement for the lapse or waiver of restrictions or conditions on restricted stock or other awards, or acceleration of the vesting of stock options, stock appreciation rights and other awards, or acceleration of the term with respect to which the achievement of performance targets for performance shares is determined in the event of a fundamental change in our corporate structure, upon a change of control of our company or upon a recipient’s death, disability or retirement. If a recipient’s employment or other relationship with our company or its affiliates is terminated for any reason, then any unexercised portion of such employee’s award will generally be forfeited, except as provided in that employee’s award agreement or by the committee.

      Adjustments, Modifications, Termination. The 2000 Employee Plan gives the committee discretion to adjust the kind and number of shares available for awards or subject to outstanding awards, the limitations on the number and type of securities that may be issued to an individual participant, the exercise price of outstanding stock options, and performance targets for, and payments under, outstanding awards of performance shares upon a merger, recapitalization, stock dividend, stock split or similar change affecting our company. Adjustments in performance targets and payments on performance shares are also permitted upon the occurrence of such other events as may be specified by the committee. The 2000 Employee Plan also gives the board the right to terminate, suspend or modify the 2000 Employee Plan. Amendments to the 2000 Employee Plan are subject to shareholder approval, however, only if needed to comply with any applicable law or regulation. Termination, suspension or modification of the 2000 Employee Plan generally may not materially and adversely affect any right an individual participant may have acquired before the termination, suspension or modification, unless otherwise provided in that individual’s award agreement, or otherwise, or required by law. We (with the approval of the committee) may amend any agreement covering an award granted under the 2000 Employee Plan unless the committee determines that the amendment would be materially adverse to the recipient and is not required by law. Under the 2000 Employee Plan, the committee generally may cancel outstanding stock options and stock appreciation rights in exchange for the payment of cash or other consideration to the recipients upon dissolutions, liquidations, mergers, statutory share exchanges or similar events involving our company.

InfoAccess 1995 Stock Option Plan

      In connection with our acquisition of InfoAccess, Inc. on September 29, 1999, we assumed the InfoAccess, Inc. 1995 Stock Option Plan, known as the InfoAccess Plan. The InfoAccess Plan was approved by the shareholders of InfoAccess on May 10, 1995, but has not been approved by our shareholders.

      Shares Subject to the InfoAccess Plan. As of March 31, 2005, 11,925 shares of our common stock were subject to outstanding awards granted under the InfoAccess Plan. No additional stock options may be granted under the InfoAccess Plan.

      Plan Administration. The InfoAccess Plan is administered by the board or a committee appointed by the board. The board or committee has the authority, subject to the terms of the InfoAccess Plan, to interpret provisions of the InfoAccess Plan and the options granted under it and to adopt rules and regulations for administering the InfoAccess Plan.

      Eligibility. All employees of InfoAccess were eligible to receive option grants under the InfoAccess Plan prior to our adoption of the InfoAccess Plan. Non-statutory stock options could be granted under the

InfoAccess Plan prior to our adoption to individuals or entities that were not employees of InfoAccess, but that provided services to InfoAccess or its affiliates as consultants or independent contractors.

      Types of Awards under the InfoAccess Plans. Both incentive stock options and non-statutory stock options could be granted under the InfoAccess Plan. The exercise price of an option was determined by the committee of the board of directors of InfoAccess administering the InfoAccess Plan at the time of the grant. The exercise price for all options under the InfoAccess Plan could not be less than 100% of the fair market value of the shares on the date of the grant. The exercise price for incentive stock options granted to persons who beneficially owned 10% or more of the outstanding stock of InfoAccess at the time of the grant could not be less than 110% of the fair market value of the shares on the date of grant. The number of shares and purchase price of each recipient’s option grant has been adjusted to reflect the exchange ratio of InfoAccess shares for our shares in the merger of the companies. Stock options were granted and may be exercised at such times as the committee of the board of directors of InfoAccess administering the InfoAccess Plans at the time of the grant determined; however, under the InfoAccess Plan, if no exercise schedule is set forth in a recipient’s agreement, 25% of the shares subject to the option shall vest two years following the start of the recipient’s continuous relationship with our company, and an additional 25% of the shares subject to the option shall vest following each additional year of the recipient’s continuous relationship with our company. The purchase price for common stock purchased upon the exercise of stock options may be payable in cash or the committee may, subject to approval by the board, permit recipients of stock options to deliver a promissory note as full or partial payment for the exercise of a stock option. In addition, shares may be purchased with our common stock, that a recipient has held at least six months, having a fair market value on the date the option is exercised equal to the option price of the stock being purchased.

      Termination of Employment or Relationship. If a recipient’s relationship with our company or its affiliates is terminated for any reason other than for cause (as defined in the InfoAccess Plan), death or total disability, then any portion of the recipient’s option grant that is vested but unexercised may be exercised for a period of thirty days following the termination of employment, unless the option by its terms expires earlier, and except as otherwise provided in the InfoAccess Plan or such recipient’s agreement. If a recipient’s relationship with us or our affiliates is terminated for cause, as defined in the InfoAccess Plan, such recipient’s options granted under the InfoAccess Plan automatically will terminate as of the first discovery by our company of any reason for that recipient’s termination for cause. If a recipient’s employment with us or our affiliates is terminated by such recipient’s total disability, as defined in the InfoAccess Plan, such recipient may exercise vested but unexercised options granted under the InfoAccess Plan for a period of three months after such recipient’s termination date, subject to the expiration of the option under the terms of such recipient’s agreement. If a recipient’s employment with us or our affiliates is terminated by such recipient’s death while an employee of our company or its affiliates, or during the period in which options granted under the InfoAccess Plan may be exercised due to the termination of such recipient’s employment with us or our affiliates other than for cause (as defined in the InfoAccess Plan) or such recipient’s total disability, such recipient’s legal representative may exercise vested but unexercised options granted to that recipient under the InfoAccess Plan for a period of one year after that recipient’s death, subject to the expiration of the option under the terms of such recipient’s option agreement.

      Adjustments and Modifications. The InfoAccess Plan provides that each option will be proportionately adjusted for any increase or decrease in the number of issued shares of our common stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend. The InfoAccess Plan gives the board the right to terminate, suspend, or modify the InfoAccess Plan as long as the rights and obligation related to outstanding option grants are not adversely affected.

PROPOSAL 3

RATIFICATION OF THE INDEPENDENT AUDITORS

      Grant Thornton LLP has been our independent auditors since February 1998. Upon recommendation by our audit committee, our board of directors has selected Grant Thornton LLP to serve as our independent auditors for fiscal 2006, subject to ratification by our shareholders. While it is not required to do so, our board of directors is submitting the selection of that firm for ratification in order to ascertain the view of our shareholders. If the selection is not ratified, the board of directors will reconsider its selection. Proxies solicited by our board of directors will, unless otherwise directed, be voted to ratify the appointment of Grant Thornton LLP as our independent auditors for fiscal 2006.

      A representative of Grant Thornton LLP will be present at the meeting and will be afforded an opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions during the meeting.

Fees Billed by Grant Thornton LLP

      In addition to reimbursement for certain out-of-pocket expenses, the following table presents the aggregate fees billed for professional services by Grant Thornton LLP in fiscal 2005 and 2004 for these various services:

	Fiscal 2005	Fiscal 2004
Description of Fees	Amount	Amount

Audit Fees	$273,000	$193,000
Audit-Related Fees	623,000	270,000

Total Audit and Audit-Related Fees	896,000	463,000
Tax Fees:
Tax Compliance Fees	78,000	21,000
Tax Consultation and Advice Fees	127,000	40,000

Total Tax Fees	205,000	61,000
All Other Fees	111,000	136,000

Total	$1,212,000	$660,000

Audit Fees

      Audit fees consisted of fees for audit work performed in preparation of our annual financial statements and review of the quarterly financial statements included in our quarterly reports on Form 10-Q for fiscal 2005 and fiscal 2004.

Audit-Related Fees

      Audit related fees consisted of fees for review of license revenue contracts, internal control assessment, consultation, as well as research on various technical accounting issues and audit committee meeting preparation and attendance. The audit-related fees set forth above for fiscal 2005 also include consulting fees in connection with Sarbanes-Oxley related matters.

Tax Fees

      Tax fees consisted of fees for federal and state income tax preparation and tax planning and tax advice related to various tax matters including employment tax issues, and US and foreign tax structure.

All Other Fees

      Other fees included fees for services provided related to acquisitions (including S-4 filings, due diligence and related tax and accounting consultations), transfer pricing study services, audits of employee benefit plans, and costs associated with these services.

Approval of Independent Auditor Services and Fees

      The audit committee requires that all audit and permissible non-audit services provided by our independent auditors be pre-approved by the audit committee or a designated member of the audit committee. These services may include audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services. The audit committee reviews all non-audit services to be provided and assesses the impact of the services on the auditor’s independence. The audit committee pre-approved 100% of the services described in the table above pursuant to engagements that occurred in fiscal 2005 and fiscal 2004.

REPORT OF THE AUDIT COMMITTEE

      The role of the audit committee is one of oversight of our company’s management and outside auditors in regard to our company’s financial reporting and internal controls with respect to accounting and financial reporting. The audit committee also considers and pre-approves any non-audit services provided by the outside auditors to ensure that no prohibited non-audit services are provided by the outside auditors and that the outside auditors’ independence is not compromised. By its charter, the audit committee consists of at least three independent non-employee directors. The audit committee currently consists of five independent non-employee directors of our company. In performing its oversight function, the audit committee relied upon advice and information received in its discussions with our company’s management and independent auditors.

      The audit committee has (i) reviewed and discussed our company’s audited financial statements as of and for the fiscal year ended March 31, 2005 with our company’s management; (ii) discussed with our company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 regarding communication with audit committees; (iii) received the written disclosures and the letter from our company’s independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and (iv) discussed with our company’s independent auditors their independence from our company and has considered the compatibility of non-audit services with the auditors’ independence.

      Based on the review and discussions with management and the independent auditors referred to above, the audit committee recommended to the board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended March 31, 2005 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Raymond A. Tucker (Chair)
Kenneth H. Holec
Alan B. Menkes
Philip E. Soran
Steven C. Waldron

      OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 3 TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2006.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

      The following table sets forth, as of June 24, 2005, the ownership of common stock by each shareholder whom we know to own beneficially more than 5% of the outstanding common stock, each director, each executive officer named in the summary compensation table, and all executive officers and directors as a group. At the close of business on June 24, 2005, there were 27,852,799 shares of common stock issued and outstanding, each of which is entitled to one vote.

      Unless otherwise indicated, the listed beneficial owner has sole voting power and investment power with respect to such shares and the mailing address for each person listed in the table is 7777 Golden Triangle Drive, Eden Prairie, Minnesota 55344.

	Amount and Nature of		Percentage of
Name of Beneficial Owner or Identity of Group	Beneficial Ownership		Outstanding Shares

Non-Employee Directors:
Kenneth H. Holec	193,440	(1)	*
Alan B. Menkes	29,625	(2)	*
Philip E. Soran	33,125	(2)	*
Raymond A. Tucker	103,125	(3)	*
Steven C. Waldron	53,125	(2)	*

Named Executive Officers:
Robert F. Olson	2,255,764	(4)	8.1%
Frank A. Radichel	207,730	(5)	*
Mark K. Ruport	231,520	(2)	*
Daniel P. Ryan	286,666	(6)	1.0%
Gregg A. Waldon	366,666	(7)	1.3%
Executive officers and directors as a group (10 persons)	3,760,786	(8)	12.9%

Other beneficial owners:
Becker Capital Management, Inc. SW 5th Avenue, Suite 2185 Portland, Oregon 97204	1,995,425	(9)	7.2%
Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	1,677,112	(10)	6.0%

*	Less than 1%.

(1)	Mr. Holec directly owns 80,000 shares of common stock. Mr. Holec is deemed to possess beneficial ownership of 875 shares of common stock held by his spouse and 9,440 shares of common stock held by his children. Includes 103,125 shares issuable upon the exercise of options.

(2)	Represents shares issuable upon the exercise of options.

(3)	Includes 64,792 shares issuable upon the exercise of options.

(4)	Mr. Olson directly owns 2,170,050 shares of common stock and is deemed to possess beneficial ownership of 85,714 shares of common stock held by his spouse, of which Mr. Olson disclaims beneficial ownership.

(5)	Includes 201,026 shares issuable upon the exercise of options.

(6)	Includes 276,666 shares issuable upon the exercise of options.

(7)	Includes 356,666 shares issuable upon the exercise of options.

(8)	Includes 1,349,607 shares issuable upon the exercise of options.

(9)	Based on information reported to the Securities and Exchange Commission in a Schedule 13G filed by Becker Capital Management, Inc. on February 5, 2005. Becker Capital Management, Inc. has sole voting power with respect to 1,801,025 of the shares and sole investment power with respect to all of the shares. All securities are owned by advisory clients of Becker Capital Management, Inc. Becker Capital Management disclaims beneficial ownership of these securities.

(10)	Based on information reported to the Securities and Exchange Commission in a Schedule 13G/ A filed by Dimensional Fund Advisors Inc. on February 9, 2005. Dimensional Fund Advisors Inc., an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts, known as the Funds. In its role as investment advisor or manager, Dimensional Fund Advisors, Inc. possesses investment and/or voting power over the securities described above and may be deemed to be the beneficial owner of the shares held by the Funds. However, all of these securities are owned by the Funds. Dimensional Fund Advisors, Inc. disclaims beneficial ownership of these securities.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table shows, for our Chief Executive Officer and each of the four other most highly compensated executive officers of our company, who are referred to as the named executive officers, information concerning annual and long-term compensation earned for services in all capacities during the three fiscal years ended March 31, 2005.

				Long-Term
				Compensation

				Awards

		Annual Compensation		Securities	All Other
				Underlying	Compensation
Name and Principal Position	Fiscal Year	Salary($)	Bonus($)	Options (#)	($)(1)

Robert F. Olson(2)	2005	260,000	120,000	—	3,737
President and Chief	2004	240,000	90,000	—	3,535
Executive Officer	2003	100,000	—	—	3,110
Frank A. Radichel	2005	201,000	45,000	20,000	4,425
Executive Vice President	2004	195,000	30,000	—	3,777
of Research and Development	2003	150,000	—	110,000	9,998
Mark K. Ruport(3)	2005	200,000	100,377	250,000	4,175
Executive Vice President	2004	—	—	—	—
of Field Operations	2003	—	—	—	—
Daniel P. Ryan	2005	201,000	60,000	20,000	4,212
Executive Vice President of Marketing	2004	195,000	40,000	—	3,328
and Business Development	2003	175,000	—	135,000	3,876
Gregg A. Waldon	2005	201,000	60,000	45,000	12,094
Executive Vice President, Chief Financial	2004	195,000	40,000	—	11,753
Officer, Treasurer and Secretary	2003	165,000	—	160,000	12,043

(1)	Amounts consist of matching cash contributions under our 401(k) plan:

	Fiscal 2005	Fiscal 2004	Fiscal 2003

Robert F. Olson	$3,287	$3,175	$2,750
Frank A. Radichel	3,615	3,225	3,675
Mark K. Ruport	3,717	—	—
Daniel P. Ryan	3,802	3,088	3,636
Gregg A. Waldon	3,394	3,113	3,403

The dollar value of life insurance premiums that we have paid for the benefit of the named executive officer:

	Fiscal 2005	Fiscal 2004	Fiscal 2003

Robert F. Olson	$450	$360	$360
Frank A. Radichel	810	552	552
Mark K. Ruport	458	—	—
Daniel P. Ryan	410	240	240
Gregg A. Waldon	300	240	240

The amount also include a vehicle allowance of $8,400 in each of Fiscal Years 2003, 2004 and 2005 for Gregg A. Waldon, and special travel allowance of $5,771 in Fiscal Year 2003 for Frank A. Radichel.

(2)	Mr. Olson assumed the role of Chief Executive Officer and President on March 31, 2004. Based on Mr. Olson’s performance, in fiscal 2005 the committee offered to grant Mr. Olson stock options in connection with his compensation. Mr. Olson refused to accept these stock options, preferring that they remain available to be offered as compensation to our other employees and directors.

(3)	Mr. Ruport assumed the role of Executive Vice President of Field Operations on May 28, 2004.

Employment Agreements

Robert F. Olson

      In April 2003, we entered into an employment agreement with Robert F. Olson as President and Chief Executive Officer, which continues for an indefinite term until terminated by us, Mr. Olson resigns or Mr. Olson becomes disabled or dies. Mr. Olson originally received an annual base salary of $240,000 under the agreement, subject to annual adjustments, plus annual performance bonuses based on achievement of specific objectives and criteria established by the board from time to time. Mr. Olson has agreed not to compete with our company during his employment and for a period of one year following his termination of employment. In the event of Mr. Olson’s death, disability, termination of employment without cause or termination of employment following a change in control due to his relocation, a material reduction of his duties or responsibilities or a material reduction of his base salary, other than pursuant to a general reduction in the base salary of all executives of our company, Mr. Olson will receive lump sum severance pay equal to one year of his then current salary.

Frank A. Radichel

      In April 2003, we entered into an employment agreement with Frank A. Radichel as Executive Vice President of Research and Development, which continues for an indefinite term until terminated by us, Mr. Radichel resigns or Mr. Radichel becomes disabled or dies. Mr. Radichel originally received an annual base salary of $195,000 under the agreement, subject to annual adjustments, plus annual performance bonuses based on achievement of specific objectives and criteria established by our company from time to time. Mr. Radichel has agreed not to compete with our company during his employment and for a period of one year following his termination of employment. In the event of Mr. Radichel’s death, disability, termination of employment without cause or termination of employment following a change in control due to his relocation, a material reduction of his duties or responsibilities or a material reduction of his base salary, other than pursuant to a general reduction in the base salary of all executives of our company, Mr. Radichel will receive lump sum severance pay equal to six months of his then current salary.

Mark K. Ruport

      In connection with the execution of our merger agreement with Optika Inc. in January 2004, we entered an employment agreement with Mark K. Ruport, the former Chairman of the Board and Chief Executive Officer of Optika Inc., to serve as our Executive Vice President of Field Operations, which continues until November 2005 unless terminated by us, Mr. Ruport resigns or Mr. Ruport becomes disabled or dies. Mr. Ruport originally received an annual base salary of $240,000 under the agreement, subject to annual adjustments, plus annual performance bonuses based on achievement of specific objectives and criteria established by our company from time to time.

      Under Mr. Ruport’s prior employment agreement with Optika Inc., if he was involuntarily terminated without cause within an eighteen month period following a change of control of Optika Inc., he would be entitled to receive severance payments equal to the greater of (i) $672,000 or (ii) 33 months of his then-current base salary, 70% of which would be payable on the date his employment terminated and 30% of which would be payable on the first anniversary of his termination date. In addition, Mr. Ruport would have been entitled to continuing health benefits paid by Optika Inc. during the twelve-month period following the termination date and he would have been treated as “in service” to Optika Inc. during such period so any and all stock options held by him would continue to vest and would not have to be exercised.

      The salary and benefits provided to Mr. Ruport under his employment agreement with our company are substantially similar to his Optika Inc. employment agreement, except that at the effective time of the merger Mr. Ruport received a grant of (i) options to purchase 200,000 shares of our common stock that vest ratably over a three-year period and (ii) options to purchase 50,000 shares of our common stock that vested in May 2005. After the initial twelve months of the employment agreement, but prior to the expiration of the employment agreement, Mr. Ruport may terminate his employment with us and receive, as a severance payment from us, a lump-sum amount equivalent to his monthly base salary for 33 months less the number of months he was actually employed by us. In addition, Mr. Ruport would be entitled to continuing health benefits paid by us during the twelve-month period following the termination date and any and all stock options held by him at the time of the merger would become fully vested, and could be exercised during the twelve-month period following the termination date, during which time any additional grants of our stock options at or subsequent to the effective time of the merger would continue to vest. If at any time during the term of the employment agreement, Mr. Ruport terminates his employment with us with good reason (defined in the employment agreement as (i) any material diminution in Mr. Ruport’s duties, responsibilities or authority, (ii) any material reduction in his level of compensation or (iii) any request or requirement that he relocate outside of Colorado Springs), or we terminate Mr. Ruport’s employment without cause, Mr. Ruport would receive from us, as a severance payment, a lump-sum amount equivalent to his monthly base salary for 33 months and the other severance benefits that he otherwise would have been entitled to receive if he had terminated his employment with us after twelve months, but prior to the termination of the employment agreement. Following the term of the employment agreement, we are required to make a good faith offer to enter into a new employment agreement with Mr. Ruport with terms substantially similar to those employment agreements currently existing with other members of our management team. The failure to offer Mr. Ruport continued employment under such an agreement would also permit Mr. Ruport to terminate his employment with us and receive the severance pay and other severance benefits that he otherwise would have been entitled to receive if he had terminated his employment with us after twelve months, but prior to the expiration of the employment agreement. Mr. Ruport will receive no severance payments if we terminate his employment for cause at any time during the term of the employment agreement. Mr. Ruport will be subject to a non-competition and non-solicitation agreement for the twelve-month period following his termination under circumstances where he is eligible to receive the aforementioned severance payments, and we may elect to impose a twelve-month non-competition period on Mr. Ruport in circumstances where he is not entitled to receive any severance payments by paying him an additional $50,000.

Daniel P. Ryan

      In April 2003, we entered into an employment agreement with Daniel P. Ryan as Executive Vice President of Marketing and Business Development, which continues for an indefinite term until terminated by us, Mr. Ryan resigns or Mr. Ryan becomes disabled or dies. Mr. Ryan originally received an annual base salary of $195,000 under the agreement, subject to annual adjustments, plus annual performance bonuses based on achievement of specific objectives and criteria established by our company from time to time. Mr. Ryan has agreed not to compete with our company during his employment and for a period of one year following his termination of employment. In the event of Mr. Ryan’s death, disability, termination of employment without cause or termination of employment following a change in control due to his relocation, a material reduction of his duties or responsibilities or a material reduction of his base salary, other than pursuant to a general reduction in the base salary of all executives of our company, Mr. Ryan will receive lump sum severance pay equal to six months of his then current salary.

Gregg A. Waldon

      In April 2003, we entered into an employment agreement with Gregg A. Waldon as Executive Vice President, Chief Financial Officer, Treasurer and Secretary, which continues for an indefinite term until terminated by us, Mr. Waldon resigns or Mr. Waldon becomes disabled or dies. Mr. Waldon originally received an annual base salary of $195,000 under the agreement, subject to annual adjustments, plus annual performance bonuses based on achievement of specific objectives and criteria established by our company from time to time. Mr. Waldon has agreed not to compete with our company during his employment and for a period of one year following his termination of employment. In the event of Mr. Waldon’s death, disability, termination of employment without cause or termination of employment following a change in control due to his relocation, a material reduction of his duties or responsibilities or a material reduction of his base salary, other than pursuant to a general reduction in the base salary of all executives of our company, Mr. Waldon will receive lump sum severance pay equal to one year of his then current salary.

Equity Compensation Tables

Option Grants in Last Fiscal Year

      The following table summarizes stock option grants to and exercises by the named executive officers during fiscal 2005, and certain other information relative to these options:

						Potential Realizable
	Individual Grants?					Value at Assumed Annual
						Rates of Stock Price
	Securities		Percent of Total			Appreciation for Option
	Underlying		Options Granted to	Exercise or		Term ($)(1)
	Options		Employees in	Base Price
Name	Granted (#)		Fiscal Year	($/shr)	Expiration Date	5%	10%

Robert F. Olson	—		—	—	—	—	—
Frank A. Radichel	20,000	(2)	1.32	7.28	April 28, 2014	91,567	232,049
Mark K. Ruport	250,000	(3)	16.51	7.92	May 28, 2014	1,245,211	3,155,610
Daniel P. Ryan	20,000	(2)	1.32	7.28	April 28, 2014	91,567	232,049
Gregg A. Waldon	20,000	(2)	1.32	7.28	April 28, 2014	91,567	232,049
	25,000	(4)	1.65	6.40	August 11, 2014	100,623	254,999

(1)	In accordance with the rules of the Securities and Exchange Commission, the amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on the assumed rates of stock appreciation of 5% and 10% compounded annually and do not reflect our estimates or projections of the future price of our common stock. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock, the option holder’s continued employment through the option period, and the date on which the options are exercised.

(2)	Options granted under the 1994-1997 Plan. These options vest in three equal amounts on the first three anniversaries of the date of grant if the officer is employed by us on the applicable date.

(3)	Options granted under the 2000 Stock Incentive Plan. These options vest The option becomes exercisable as follows: 116,667 of these options vested on May 28, 2005; 66,667 vest on May 28, 2006; and 66,666 vest on May 28, 2007 if the officer is employed by us on the applicable date.

(4)	Options granted under the 1994-1997 Plan. 10,000 of these options were vested upon grant, the remaining shares vest in three equal amounts on the first three anniversaries of the date of grant if the officer is employed by us on the applicable date.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of
			Securities Underlying		Value of Unexercised In-
	Shares		Unexercised Options		The-Money Options
	Acquired on	Value	at Fiscal Year-End (#)		at Fiscal Year-End ($)(2)
	Exercise	Realized
Name	(#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert F. Olson	—	—	—	—	—	—
Frank A. Radichel	6,454	51,374	179,193	61,167	350,854	136,901
Mark K. Ruport	78,000	297,918	150,362	262,216	498,874	205,802
Daniel P. Ryan	—	—	238,750	71,250	356,600	154,650
Gregg A. Waldon	—	—	305,416	94,584	476,949	202,551

(1)	Calculated on the basis of the fair market value of the underlying shares of common stock on the date of exercise minus the exercise price.

(2)	Calculated on the basis of the fair market value of the underlying shares of common stock at March 31, 2005, as reported by The Nasdaq National Market, of $8.41 per share, minus the per share exercise price, multiplied by the number of shares underlying the option.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The compensation committee of the board generally has made decisions on compensation of our company’s executives. Each member of the committee is a non-employee director. All decisions by the committee relating to the compensation of our company’s executive officers are reviewed by the full board. Pursuant to rules designed to enhance disclosure of our company’s policies toward executive compensation, set forth below is a report prepared by the committee addressing the compensation policies for our company for the fiscal year ended March 31, 2005 as they affected our company’s executive officers.

      The committee’s executive compensation policies are designed to provide competitive levels of compensation that integrate pay with our company’s annual objectives and long-term goals, reward above-average corporate performance, recognize individual achievements, and assist our company in attracting and retaining qualified executives. Executive compensation is set at levels that the committee believes to be consistent with others in our company’s industry.

      There are three elements in our company’s executive compensation program, all determined by individual and corporate performance. They are:

•	Base salary compensation;

•	Annual incentive compensation; and

•	Stock options.

      Total compensation opportunities are competitive with those offered by employers of comparable size, growth and profitability in our company’s industry.

      Base salary compensation is determined by the potential impact the individual has on our company, the skills and experiences required by the job, and the performance and potential of the incumbent in the job.

      Annual incentive compensation for executives of our company is based primarily on corporate operating earnings and revenue growth and our company’s positioning for future results, but also includes an overall assessment by the committee of executive management’s performance, as well as market conditions.

      Awards of stock option grants under our company’s stock incentive plans are designed to promote the identity of long-term interests between our company’s executives and its shareholders and assist in the retention of executives and other key employees. The stock incentive plans also permit the committee to grant stock awards to other key personnel.

      The committee surveys employee stock option programs of companies with similar capitalization to our company prior to recommending the grant of options to executives. While the value realizable from exercisable options is dependent upon the extent to which our company’s performance is reflected in the market price of the common stock at any particular point in time, the decision as to whether such value will be realized in any particular year is determined by each individual executive and not by the committee. Accordingly, when the committee recommends that an option be granted to an executive, that recommendation does not take into account any gains realized that year by that executive as a result of his or her individual decision to exercise an option granted in a previous year.

      The committee believes that our company must offer a competitive benefits program to attract and retain our executive officers. During fiscal 2005, we provided medical and other benefits to our executive officers that are generally available to our other employees.

      The committee evaluates the performance and establishes the base salary of the Chief Executive Officer on an annual basis based in part on the compensation criteria discussed above and the committee’s assessment of his past performance and its expectation as to his future contributions in leading our company. In addition, the committee considers significant accomplishments made by our company during the prior year and other performance factors, such as the effectiveness of the Chief Executive Officer in establishing our company’s strategic direction and growth objectives. Any incentive compensation is entirely dependent on the accomplishment by our company of certain corporate goals approved by the board. Factors considered by the committee in determining the Chief Executive Officer’s base salary and cash bonus, if any, are not subject to any specific weighting factor or formula. In determining the Chief Executive Officer’s base salary for fiscal 2005, as reported in the Summary Compensation Table, the committee considered the comparative compensation criteria and performance factors discussed above.

      Based on Mr. Olson’s performance, in fiscal 2005 the committee offered to grant Mr. Olson stock options in connection with his compensation. Mr. Olson refused to accept these stock options, preferring that they be offered as compensation to our company’s other employees and directors.

      Section 162(m) of the Internal Revenue Code of 1986 generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation’s chief executive officer or any of the four other most highly compensated executive officers. Compensation is not subject to the deduction limit if certain requirements are met, including that the compensation be performance-based. Our company intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with the statute to mitigate any disallowance of deductions.

THE COMPENSATION COMMITTEE
Kenneth H. Holec (Chair)
Alan B. Menkes
Philip E. Soran
Raymond A. Tucker
Steven C. Waldron

COMPANY STOCK PERFORMANCE

      The following graph compares the quarterly change in the cumulative total shareholder return on our common stock from March 31, 2000 through March 31, 2005 with the cumulative total return on the CRSP Total Return Index for the Nasdaq Stock Market (US) and the Nasdaq Computer & Data Processing Services Stocks Index. The comparison assumes $100 was invested on March 31, 2000 in our common stock and in each of the foregoing indices and assumes that dividends were reinvested when and as paid. We have not declared dividends on our common stock. You should not consider shareholder return over the indicated period to be indicative of future shareholder returns.

	March 31,	March 30,	March 28,	March 31,	March 31	March 31,
2000 1 2002 2003 2004 2005

Stellent, Inc.	$100.00	$52.039	$20.935	$9.174	$16.239	$18.465

CRSP Total Return Index for the Nasdaq Stock Market (US)	100.00	40.033	40.344	29.613	43.706	44.439

Nasdaq Computer & Data Processing Services Stocks Index	100.00	33.988	34.620	25.205	31.844	34.219

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 and the regulations promulgated thereunder require directors and certain officers and persons who own more than ten percent of our common stock to file reports of their ownership of our common stock and changes in their ownership with the Securities and Exchange Commission. To our knowledge, none of our directors or executive officers failed to file on a timely basis any reports during fiscal 2005, except that Frank Radichel inadvertently was late in filing one Form 4 reporting a stock option exercise.

ADDITIONAL INFORMATION

      As of the date of this proxy statement, we know of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the meeting calling for a vote of shareholders, it is intended that the persons named in the proxies solicited by our board of directors, in accordance with their best judgment, will vote the shares represented by these proxies.

By Order of the Board of Directors,

Gregg A. Waldon
Secretary

July 7, 2005

EXHIBIT A

STELLENT, INC.

2005 EQUITY INCENTIVE PLAN

1.	Purpose. The purpose of the Stellent, Inc. 2005 Equity Incentive Plan (the “Plan”) is to promote the interests of the Company and its shareholders by providing key personnel of the Company and its Affiliates with an opportunity to acquire a proprietary interest in the Company and reward them for achieving a high level of performance and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its Affiliates. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability. The Plan is also intended to provide Outside Directors with an opportunity to acquire a proprietary interest in the Company, to compensate Outside Directors, consultants and advisors for their contribution to the Company and to aid in attracting and retaining Outside Directors and qualified consultants and advisors.

2.	Definitions.

2.1	The capitalized terms used elsewhere in the Plan have the meanings set forth below.

(a)	“Affiliate” means any corporation that is a “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Code Sections 424(e) and (f), or any successor provisions.

(b)	“Agreement” means a written contract (i) consistent with the terms of the Plan entered into between the Company or an Affiliate and a Participant and (ii) containing the terms and conditions of an Award in such form and not inconsistent with the Plan as the Committee shall approve from time to time, together with all amendments thereto, which amendments may be unilaterally made by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the Participant and not required as a matter of law.

(c)	“Award” or “Awards” means a grant made under the Plan in the form of Restricted Stock, Options, Stock Appreciation Rights, Performance Units, Stock or any other stock-based award.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Change in Control” means:

(i)	a majority of the directors of the Company shall be persons other than persons

(A)	for whose election proxies shall have been solicited by the Board or

(B)	who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships,

(ii)	30% or more of the (1) combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (“Outstanding Company Voting Securities”) or (2) the then outstanding Shares of Stock (“Outstanding Company Common Stock”) is directly or indirectly acquired or beneficially owned (as defined in Rule 13d-3 under the Exchange Act, or any successor rule thereto) by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), provided, however, that the following acquisitions and beneficial ownership shall not constitute Changes in Control pursuant to this paragraph 2(e)(ii):

(A)	any acquisition or beneficial ownership by the Company or a Subsidiary,

(B)	any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its Subsidiaries,

(C)	any acquisition or beneficial ownership by the Participant or any group that includes the Participant, or

(D)	any acquisition or beneficial ownership by a Parent or its wholly-owned subsidiaries, as long as they shall remain wholly-owned subsidiaries, of 100% of the Outstanding Company Voting Securities as a result of a merger or statutory share exchange which complies with paragraph 2(e)(iii)(A)(2) or the exception in paragraph 2(e)(iii)(B) hereof in all respects,

(iii)	the shareholders of the Company approve a definitive agreement or plan to

(A)	merge or consolidate the Company with or into another corporation (other than (1) a merger or consolidation with a Subsidiary or (2) a merger in which

(a)	the Company is the surviving corporation,

(b)	no Outstanding Company Voting Securities or Outstanding Company Common Stock (other than fractional shares) held by shareholders of the Company immediately prior to the merger is converted into cash, securities, or other property (except (i) voting stock of a Parent owning directly or indirectly through wholly-owned subsidiaries, both beneficially and of record 100% of the Outstanding Company Voting Securities immediately after the Merger or (ii) cash upon the exercise by holders of Outstanding Company Voting Securities of statutory dissenters’ rights),

(c)	the persons who were the beneficial owners, respectively, of the Outstanding Company Voting Securities and Outstanding Company Common Stock immediately prior to such merger beneficially own, directly or indirectly, immediately after the merger, more than 70% of, respectively, the then outstanding common stock and the voting power of the then outstanding voting securities of the surviving corporation or its Parent entitled to vote generally in the election of directors, and

(d)	if voting securities of the Parent are exchanged for Outstanding Company Voting Securities in the merger, all holders of any class or series of Outstanding Company Voting Securities immediately prior to the merger have the right to receive substantially the same per share consideration in exchange for their Outstanding Company Voting Securities as all other holders of such class or series),

(B)	exchange, pursuant to a statutory share exchange, Outstanding Company Voting Securities of any one or more classes or series held by shareholders of the Company immediately prior to the exchange for cash, securities or other property, except for (a) voting stock of a Parent owning directly, or indirectly through wholly-owned subsidiaries, both beneficially and of record 100% of the Outstanding Company Voting Securities immediately after the statutory share exchange if (i) the persons who were the beneficial owners, respectively, of the Outstanding Company Voting Securities and Outstanding Company Common Stock immediately prior to such statutory share exchange own, directly or indirectly, immediately after the statutory share exchange more than 70% of, respectively, the then outstanding common stock and the voting power of the then outstanding voting securities of such Parent entitled to vote generally in the election of directors, and (ii) all holders of any class or series of Outstanding Company Voting Securities immediately prior to the statutory share exchange have the right to receive substantially the same per share consideration in exchange for their Outstanding Company Voting Securities as all other holders of such class or series or (b) cash with respect to fractional shares of Outstanding Company Voting Securities or payable as a result of the exercise by holders of Outstanding Company Voting Securities of statutory dissenters’ rights,

(C)	sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions), or

(D)	liquidate or dissolve the Company,

except that it shall not constitute a Change in Control with respect to any Participant if a majority of the voting stock (or the voting equity interest) of the surviving corporation or its parent corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company (in the case of a merger, consolidation or disposition of assets) or the Company or its Parent (in the case of a statutory share exchange) is, immediately following the merger, consolidation, statutory share exchange or disposition of assets, beneficially owned by the Participant or a group of persons, including the Participant, acting in concert.

(f)	“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute.

(g)	“Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3.1 of the Plan and constituted so as to permit grants thereby to comply with Exchange Act Rule 16b-3 and Code Section 162(m).

(h)	“Company” means Stellent, Inc., a Minnesota corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.

(i)	“Effective Date” means the date specified in Section 12.1 of the Plan.

(j)	“Employee” means an employee (including an officer or director who is also an employee) of the Company or an Affiliate.

(k)	“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time or any successor statute.

(l)	“Exchange Act Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as now in force and in effect from time to time or any successor regulation.

(m)	“Fair Market Value” as of any date means, unless otherwise expressly provided in the Plan:

(i)	the closing sale price of a Share on the date of grant, or, if no sale of Shares shall have occurred on that date, on the next preceding day on which a sale of Shares occurred

(A)	on the composite tape for New York Stock Exchange listed shares, or

(B)	if the Shares are not quoted on the composite tape for New York Stock Exchange listed shares, on the principal United States securities exchange registered under the Exchange Act on which the Shares are listed, or

(C)	if the Shares are not listed on any such exchange, on the National Association of Securities Dealers, Inc. Automated Quotations National Market System or any system then in use, or

(ii)	if clause (i) is inapplicable, the mean between the closing “bid” and the closing “asked” quotation of a Share on the date immediately preceding that date, or, if no closing bid or asked quotation is made on that date, on the next preceding day on which a closing bid and asked quotation is made, on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or

(iii)	if clauses (i) and (ii) are inapplicable, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date, using such criteria as it shall determine, in its sole discretion, to be appropriate for valuation.

However, if the applicable securities exchange or system has closed for the day at the time the event occurs that triggers a determination of Fair Market Value, whether the grant of an Award, the exercise of an Option or Stock Appreciation Right or otherwise, all references in this paragraph to the “date immediately preceding that date” shall be deemed to be references to “that date.” In the case of an Incentive Stock Option, if this determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury, Fair Market Value shall be determined in accordance with those regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Section 16 of the Plan.

(n)	“Fundamental Change” means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

(o)	“Incentive Stock Option” means any Option designated as such and granted in accordance with the requirements of Code Section 422 or any successor provision.

(p)	“Insider” as of a particular date means any person who, as of that date is an officer of the Company as defined under Exchange Act Rule 16a-1(f) or its successor provision.

(q)	“Non-Employee Director” means a member of the Board who is considered a non-employee director within the meaning of Exchange Act Rule 16b-3(b)(3) or its successor provision and an outside director for purposes of Code Section 162(m).

(r)	“Non-Statutory Stock Option” means an Option other than an Incentive Stock Option.

(s)	“Option” means a right to purchase Stock, including both Non-Statutory Stock Options and Incentive Stock Options.

(t)	“Outside Director” means a director who is not an Employee.

(u)	“Participant” means a person or entity to whom an Award is or has been made in accordance with the Plan.

(v)	“Performance Cycle” means the period of time as specified in an Agreement over which Performance Units are to be earned.

(w)	“Performance Units” means an Award made pursuant to Section 11 of the Plan.

(x)	“Plan” means this Stellent, Inc. 2005 Equity Incentive Plan, as may be amended and in effect from time to time.

(y)	“Prior Plans” means, collectively, the Company’s 1994-1997 Stock Option and Compensation Plan, the Company’s 1997 Director Stock Option Plan, the Company’s 1999 Employee Stock Option and Compensation Plan, the Company’s 2000 Stock Incentive Plan, and the Company’s 2000 Employee Stock Incentive Plan.

(z)	“Restricted Stock” means Stock granted under Section 7 of the Plan so long as such Stock remains subject to one or more restrictions.

(aa)	“Section 16” or “Section 16(b)” means Section 16 or Section 16(b), respectively, of the Exchange Act or any successor statute and the rules and regulations promulgated thereunder as in effect and as amended from time to time.

(bb)	“Share” means a share of Stock.

(cc)	“Stock” means the Common Stock, par value $.01 per share, of the Company.

(dd)	“Stock Appreciation Right” means a right, the value of which is determined in relation to the appreciation in value of Shares pursuant to an Award granted under Section 10 of the Plan.

(ee)	“Subsidiary” means a “subsidiary corporation,” as that term is defined in Code Section 424(f) or any successor provision.

(ff)	“Successor” with respect to a Participant means the legal representative of an incompetent Participant, and if the Participant is deceased the estate of the Participant or the person or persons who may, by bequest or inheritance, or pursuant to the terms of an Award, acquire the right to exercise an Option or Stock Appreciation Right or to receive cash and/or Shares issuable in satisfaction of an Award in the event of the Participant’s death.

(gg)	“Term” means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions or terms and conditions placed on Restricted Stock or any other Award are in effect.

(hh)	“Transferee” means any member of the Participant’s immediate family (i.e., his or her children, step-children, grandchildren and spouse) or one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners.

2.2	Gender and Number. Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

3.	Administration and Indemnification.

3.1	Administration.

(a)	The Committee shall administer the Plan. The Committee shall have exclusive power to (i) make Awards, (ii) determine when and to whom Awards will be granted, the form of each Award, the amount of each Award, and any other terms or conditions of each Award consistent with the Plan, and (iii) determine whether, to what extent and under what circumstances, Awards may be settled, paid or exercised in cash, Shares or other Awards, or other property or canceled, forfeited or suspended. Each Award shall be subject to an Agreement authorized by the Committee. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee. Notwithstanding the foregoing, the Board shall have the sole and exclusive power to administer the Plan with respect to Awards granted to Outside

Directors and, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action will control.

(b)	Solely for purposes of determining and administering Awards to Participants who are not (i) Insiders, or (ii) at the time of the grant of an Award, or during the term of the award anticipated to become, “covered employees” as defined in Section 162(m)(3) of the Code, the Committee may delegate all or any portion of its authority under the Plan to one or more persons who are not Non-Employee Directors.

(c)	To the extent within its discretion and subject to Sections 15 and 16 of the Plan, other than price, the Committee may amend the terms and conditions of any outstanding Award.

(d)	It is the intent that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3, except in such instances as the Committee, in its discretion, may so provide. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 3.1(d), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applicable to Insiders to the extent permitted by law and in the manner deemed advisable by the Committee.

(e)	The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein. Consistent with its terms, the Committee shall have the power to establish, amend or waive regulations to administer the Plan. In carrying out any of its responsibilities, the Committee shall have discretionary authority to construe the terms of the Plan and any Award or Agreement made under the Plan.

3.2	Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified and held harmless by the Company, to the extent permitted by law, against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at the Company’s expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

4.	Shares Available Under the Plan.

(a)	The number of Shares available for distribution under the Plan shall not exceed 3,200,000 (subject to adjustment pursuant to Sections 4(b) and (c) below and Section 16 of the Plan).

(b)	Any Shares subject to the terms and conditions of an Award or an award under the Prior Plans that are not used because the terms and conditions of the Award or award are not met may again be used for an Award under the Plan, subject to Section 4(g) below; provided, however, that Shares with respect to which a Stock Appreciation Right has been exercised and paid in Shares may not again be awarded under the Plan.

(c)	Any unexercised or undistributed portion of any terminated, expired, exchanged, or forfeited Award or an award under the Prior Plans, or any Award, or an award under the Prior Plans, settled in cash in lieu of Shares (except as provided in Section 4(b) of the Plan) shall be available for further Awards, subject to Section 4(g) below.

(d)	For the purposes of computing the total number of Shares granted under the Plan, the following rules shall apply:

(i)	each Share that is subject to an Award of Options or Stock Appreciation Rights shall be counted against the Shares available for distribution under this Plan as one (1) Share;

(ii)	each Share (or security that is convertibly into, or equivalent to, a Share) that is subject to any Award other than Options or Stock Appreciation Rights shall be counted against the Shares available for distribution under this Plan as one and four tenths (1.4) Shares;

(iii)	where the number of Shares available under the Award is variable on the date it is granted, the number of Shares subject to the Award shall be deemed to be the maximum number of Shares (computed in accordance with Sections 4(d)(i) and (ii) based on the nature of the Award) that could be received under that particular Award;

(iv)	where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, each such joint Award shall be deemed to be the equivalent of the maximum number of Shares available under the largest single Award (computed in accordance with Sections 4(d)(i) and (ii) based on the nature of the Award); and

(v)	with respect to the grant of Performance Units denominated in dollars, the number of Shares counted against the Shares available for distribution under this Plan shall be equal to the result of dividing (i) the dollar amount for which the Performance Unit is denominated by (ii) the Fair Market Value of one (1) Share on the date the Performance Unit is granted.

Additional rules for determining the number of Shares granted under the Plan may be made by the Committee as it deems necessary or desirable.

(e)	No fractional Shares may be issued under the Plan; however, cash shall be paid in lieu of any fractional Share in settlement of an Award.

(f)	The maximum number of Shares that may be awarded to a Participant in any calendar year in the form of Options or Stock Appreciation Rights is 500,000.

(g)	Any Shares that again become available for grant pursuant to this Section 4 shall be added back as one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plans, and as one and four tenths (1.4) Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan.

(h)	Upon approval of the Plan by the shareholder of the Company, the Company shall make no additional awards under the Prior Plans; provided, however, that this limitation shall not prohibit the issuance of Shares pursuant to options awarded prior to such shareholder approval.

(i)	Any Shares granted pursuant to Section 19 of the Plan shall not reduce the number of Shares available for distribution under the Plan.

5.	Eligibility. Participation in the Plan shall be limited to Employees and to individuals or entities who are not Employees but who provide services to the Company or an Affiliate, including services provided in the capacity of a consultant, advisor or director. The granting of Awards is solely at the discretion of the Committee, except that Incentive Stock Options may only be granted to Employees. References herein to “employed,” “employment” or similar terms (except “Employee”) shall include the providing of services in any capacity or as a director or director emeritus. Neither the transfer of employment of a Participant between any of the Company or its Affiliates, nor a leave of absence granted to such Participant and approved by the Committee, shall be deemed a termination of employment for purposes of the Plan.

6.	General Terms of Awards.

6.1	Amount of Award. Each Agreement shall set forth the number of Shares of Restricted Stock, Stock or Performance Units subject to the Agreement, or the number of Shares to which the Option subject to the Agreement applies or with respect to which payment upon the exercise of the Stock Appreciation Right subject to the Agreement is to be determined, as the case may be, together with such other terms and conditions applicable to the Award as determined by the Committee acting in its sole discretion.

6.2	Term. Each Agreement, other than those relating solely to Awards of Shares without restrictions, shall set forth the Term of the Option, Stock Appreciation Right, Restricted Stock or other Award or the Performance Cycle for the Performance Units, as the case may be. Acceleration of the expiration of the applicable Term is permitted, upon such terms and conditions as shall be set forth in the Agreement, which may, but need not, include, without limitation, acceleration in the event of the Participant’s death or retirement. Acceleration of the Performance Cycle of the Performance Units will be subject to Section 11.2 of the Plan.

6.3	Transferability. Except as provided in this Section, during the lifetime of a Participant to whom an Award is granted, only that Participant (or that Participant’s legal representative) may exercise an Option or Stock Appreciation Right, or receive payment with respect to Performance Units or any other Award. No Award of Restricted Stock (before the expiration of the restrictions), Options, Stock Appreciation Rights, Performance Units or other Award may be sold, assigned, transferred, exchanged or otherwise encumbered other than to a Successor in the event of a Participant’s death or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules thereunder; any attempted transfer in violation of this Section 6.3 shall be of no effect. Notwithstanding the immediately preceding sentence, the Committee, in an Agreement or otherwise at its discretion, may provide that the Award (other than Incentive Stock Options) may be transferable to a Transferee if the Participant does not receive any consideration for the transfer. Any Award held by a Transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof to the Transferee. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death, disability or termination of employment of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any Transferee.

6.4	Termination of Employment. Except as otherwise determined by the Committee or provided by the Committee in an Agreement, in case of a Participant’s termination of employment, the following provisions shall apply:

(a)	Options and Stock Appreciation Rights.

(i)	If a Participant’s employment or other relationship with the Company and its Affiliates terminates because of the Participant’s death, then any Option or Stock Appreciation Right that has not expired or been terminated shall remain exercisable for one year after Participant’s death, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to Participant’s death.

(ii)	If a Participant’s employment or other relationship with the Company and its Affiliates terminates because the Participant is disabled (within the meaning of Section 22(e)(3) of the Code), then any Option or Stock Appreciation Right that has not expired or been terminated shall remain exercisable for one year after Participant’s termination of employment resulting from Participant’s disability, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Participant’s termination of employment resulting from Participant’s disability.

(iii)	If a Participant’s employment terminates for any reason other than death or disability, then any Option or Stock Appreciation Right that has not expired or been terminated shall remain exercisable for three months after termination of the Participant’s employment or Participant’s cessation of service as an Outside Director or director emeritus, whichever occurs later, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Participant’s termination of employment or ceasing to be an Outside Director or director emeritus.

(iv)	Notwithstanding Sections 6.4(a)(i), (ii) and (iii) of the Plan, in no event shall an Option or a Stock Appreciation Right be exercisable after the expiration of the Term of such Award. Any Option or Stock Appreciation Right that is not exercised within the periods set forth in Sections 6.4 (i), (ii) and (iii) of the Plan, except as otherwise provided by the Committee in the Agreement, shall terminate as of the end of the periods described in such Sections.

(b)	Performance Units. If a Participant’s employment or other relationship with the Company and its Affiliates terminates during a Performance Cycle because of death or disability, or under other circumstances provided by the Committee in its discretion in the Agreement or otherwise, the Participant, unless the Committee shall otherwise provide in the Agreement, shall be entitled to a payment with respect to the Performance Units at the end of the Performance Cycle based upon the extent to which achievement of performance targets was satisfied at the end of such period (as determined at the end of the Performance Cycle) and prorated for the portion of the Performance Cycle during which the Participant was employed by the Company or its Affiliates. Except as provided in this Section 6.4(b) or in the Agreement, if a Participant’s employment or other relationship with the Company and its Affiliates terminates during a Performance Cycle, then such Participant shall not be entitled to any payment with respect to that Performance Cycle.

(c)	Restricted Stock Awards. Unless otherwise provided in the Agreement, in case of a Participant’s death or disability, the Participant shall be entitled to receive a number of

Shares of Restricted Stock under outstanding Awards that has been prorated for the portion of the Term of the Awards during which the Participant was employed by the Company and its Affiliates, and, with respect to such Shares, all restrictions shall lapse. Any Shares of Restricted Stock as to which restrictions do not lapse under the preceding sentence shall terminate at the date of the Participant’s termination of employment and such Shares of Restricted Stock shall be forfeited to the Company.

6.5	Rights as Shareholder. Each Agreement shall provide that a Participant shall have no rights as a shareholder with respect to any securities covered by an Award unless and until the date the Participant becomes the holder of record of the Stock, if any, to which the Award relates.

7.	Restricted Stock Awards.

(a)	An Award of Restricted Stock under the Plan shall consist of Shares subject to restrictions on transfer and conditions of forfeiture, which restrictions and conditions shall be included in the applicable Agreement. The Committee may provide for the lapse or waiver of any such restriction or condition based on such factors or criteria as the Committee, in its sole discretion, may determine.

(b)	Except as otherwise provided in the applicable Agreement, each Stock certificate issued with respect to an Award of Restricted Stock shall either be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, or bear such legends with respect to the restricted nature of the Restricted Stock evidenced thereby as shall be provided for in the applicable Agreement.

(c)	The Agreement shall describe the terms and conditions by which the restrictions and conditions of forfeiture upon awarded Restricted Stock shall lapse. Upon the lapse of the restrictions and conditions, Shares free of restrictive legends, if any, relating to such restrictions shall be issued to the Participant or a Successor or Transferee.

(d)	Except as otherwise provided in the applicable Agreement, a Participant or a Transferee with a Restricted Stock Award shall have all the other rights of a shareholder including, but not limited to, the right to receive dividends and the right to vote the Shares of Restricted Stock.

(e)	No more than 1,500,000 of the total number of Shares available for Awards under the Plan shall be issued during the term of the Plan as Restricted Stock. This limitation shall be calculated pursuant to the applicable provisions of Sections 4 and 16 of the Plan.

8.	Other Awards. The Committee may from time to time grant Stock and other Awards under the Plan including, without limitation, those Awards pursuant to which Shares are or may in the future be acquired, Awards denominated in Stock units, securities convertible into Stock and phantom securities. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of the Plan. The Committee may, at its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate. No more than 750,000 of the total number of Shares available for Awards under the Plan shall be issued during the term of the Plan in the form of Stock without restrictions.

      9.   Stock Options.

           9.1 Terms of All Options.

(a)	An Option shall be granted pursuant to an Agreement as either an Incentive Stock Option or a Non-Statutory Stock Option. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the Agreement, but shall not be less than 100% of the Fair Market Value of a Share as of the date the Option is granted (except as provided in Sections 9.2 and 19 of the Plan or as otherwise determined by the Committee in its discretion). No Option may be exercised more than 10 years after the date of grant. Other than pursuant to Section 16, the Committee shall not without the approval of the Company’s shareholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award, and (c) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of the NASDAQ Stock Market (or such other principal securities market on which the Shares are traded).

(b)	The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, provided that to the extent permitted by law, the Agreement may permit some or all Participants to simultaneously exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from the sale as payment of the purchase price of the Shares. The purchase price may be payable in cash, by delivery or tender of Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option, or a combination thereof, as determined by the Committee, but no fractional Shares will be issued or accepted. A Participant exercising a stock option shall not be permitted to pay any portion of the purchase price with Shares if, in the opinion of the Committee, payment in such manner could have adverse financial accounting consequences for the Company.

(c)	Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. In no event shall any Option be exercisable at any time after the expiration of its Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated.

9.2	Incentive Stock Options. In addition to the other terms and conditions applicable to all Options:

(a)	the purchase price of each Share subject to an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share as of the date the Incentive Stock Option is granted if this limitation is necessary to qualify the Option as an Incentive Stock Option (except as provided in Section 19 of the Plan);

(b)	the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under the Plan and all other incentive stock option plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option and to the extent any Option granted to a Participant exceeds this limit the Option shall be treated as a Non-Statutory Stock Option;

(c)	an Incentive Stock Option shall not be exercisable more than 10 years after the date of grant (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option;

(d)	the Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify this Option as an Incentive Stock Option; and

(e)	notwithstanding any other provision of the Plan to the contrary, no Participant may receive an Incentive Stock Option under the Plan if, at the time the Award is granted,

the Participant owns (after application of the rules contained in Code Section 424(d), or its successor provision), Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries, unless (i) the option price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the date of grant and (ii) that Option is not exercisable after the date five years from the date that Incentive Stock Option is granted.

10.	Stock Appreciation Rights. An Award of a Stock Appreciation Right shall entitle the Participant (or a Successor or Transferee), subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified price that shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right. No Stock Appreciation Right may be exercised more than 10 years after the date of grant. A Stock Appreciation Right may be granted in connection with part or all of, in addition to, or completely independent of an Option or any other Award under the Plan. If issued in connection with a previously or contemporaneously granted Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels a pro rata portion of the Option with which it is connected and vice versa. Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the Agreement. No Stock Appreciation Right shall be exercisable at any time after the expiration of its Term. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. Upon exercise of a Stock Appreciation Right, payment to the Participant or a Successor or Transferee shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a Stock Appreciation Right.

      11. Performance Units.

           11.1 Initial Award.

(a)	An Award of Performance Units under the Plan shall entitle the Participant or a Successor or Transferee to future payments of cash, Shares or a combination of cash and Shares, as determined by the Committee, based upon the achievement of pre-established performance targets. These performance targets may, but need not, include, without limitation, targets relating to one or more of the Company’s or a group’s, unit’s, Affiliate’s or an individual’s performance. The Agreement may establish that a portion of a Participant’s Award will be paid for performance that exceeds the minimum target but falls below the maximum target applicable to the Award. The Agreement shall also provide for the timing of the payment.

(b)	Following the conclusion or acceleration of each Performance Cycle, the Committee shall determine the extent to which (i) performance targets have been attained, (ii) any other terms and conditions with respect to an Award relating to the Performance Cycle have been satisfied and (iii) payment is due with respect to an Award of Performance Units.

11.2	Acceleration and Adjustment. The Agreement may permit an acceleration of the Performance Cycle and an adjustment of performance targets and payments with respect to some or all of the Performance Units awarded to a Participant, upon the occurrence of certain events, which may, but need not include, without limitation, a Change in Control, a Fundamental Change, a recapitalization, a change in the accounting practices of the Company, a change in the Participant’s title or employment responsibilities, the

Participant’s death or retirement or, with respect to payments in Shares with respect to Performance Units, a reclassification, stock dividend, stock split or stock combination as provided in Plan Section 16. The Agreement also may provide for a limitation on the value of an Award of Performance Units that a Participant may receive.

12.	Effective Date and Duration of the Plan.

12.1	Effective Date. Upon its adoption by the Board, the Plan shall be submitted for approval by the shareholders of the Company and shall be effective as of the date of such approval.

12.2	Duration of the Plan. The Plan shall remain in effect until all Stock subject to it shall be distributed, all Awards have expired or lapsed, the Plan is terminated pursuant to Section 15 of the Plan or the tenth anniversary of the Effective Date (the “Termination Date”); provided, however, that Awards made before the Termination Date may be exercised, vested or otherwise effectuated beyond the Termination Date unless limited in the Agreement or otherwise. No Award of an Incentive Stock Option shall be made more than 10 years after the Effective Date (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option. The date and time of approval by the Committee of the granting of an Award shall be considered the date and time at which the Award is made or granted.

13.	Plan Does Not Affect Employment Status.

(a)	Status as an eligible Employee shall not be construed as a commitment that any Award will be made under the Plan to that eligible Employee or to eligible Employees generally.

(b)	Nothing in the Plan or in any Agreement or related documents shall confer upon any Employee or Participant any right to continue in the employment of the Company or any Affiliate or constitute any contract of employment or affect any right that the Company or any Affiliate may have to change such person’s compensation, other benefits, job responsibilities, or title, or to terminate the employment of such person with or without cause.

14.	Tax Withholding. The Company shall have the right to withhold from any cash payment under the Plan to a Participant or other person (including a Successor or a Transferee) an amount sufficient to cover any required withholding taxes. The Company shall have the right to require a Participant or other person receiving Shares under the Plan to pay the Company a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings through a reduction of the number of Shares delivered or delivery or tender return to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws, and in the minimum number of Shares required to cover such withholdings.

15.	Amendment, Modification and Termination of the Plan.

(a)	The Board may at any time and from time to time terminate, suspend or modify the Plan, subject to shareholder approval required to comply with applicable laws or any securities exchange on which the Shares are listed by the Company. Except as limited in (b) below, the Committee may at any time alter or amend any or all Agreements under the Plan to the extent permitted by law.

(b)	No termination, suspension, or modification of the Plan will materially and adversely affect any right acquired by any Participant or Successor or Transferee under an Award granted before the date of termination, suspension, or modification, unless otherwise agreed to by the Participant in the Agreement or otherwise, or required as a matter of law; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in Section 16 of the Plan does not adversely affect these rights.

16.	Adjustment for Changes in Capitalization. Subject to any required action by the Company’s shareholders, appropriate adjustments, so as to prevent enlargement of rights or inappropriate dilution — (i) in the aggregate number and type of Shares available for Awards under the Plan, (ii) in the limitations on the number of Shares that may be issued to an individual Participant as an Option or a Stock Appreciation Right in any calendar year or that may be issued in the form of Restricted Stock or Shares without restrictions, (iii) in the number and type of Shares and amount of cash subject to Awards then outstanding, and (iv) in the Option price as to any outstanding Options may be made by the Committee in its sole discretion to give effect to adjustments made in the number or type of Shares through a Fundamental Change (subject to Section 17 of the Plan), recapitalization, reclassification, stock dividend, stock split, stock combination or other relevant change, provided that fractional Shares shall be rounded to the nearest whole Share.

17.	Fundamental Change. In the event of a proposed Fundamental Change, the Committee may, but shall not be obligated to:

(a)	if the Fundamental Change is a merger or consolidation or statutory share exchange, make appropriate provision for the protection of the outstanding Options and Stock Appreciation Rights by the substitution of options, stock appreciation rights and appropriate voting common stock of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation; or

(b)	at least ten days before the occurrence of the Fundamental Change, declare, and provide written notice to each holder of an Option or Stock Appreciation Right of the declaration, that each outstanding Option and Stock Appreciation Right, whether or not then exercisable, shall be canceled at the time of, or immediately before the occurrence of the Fundamental Change in exchange for payment to each holder of an Option or Stock Appreciation Right, within ten days after the Fundamental Change, of cash equal to (i) for each Share covered by the canceled Option, the amount, if any, by which the Fair Market Value (as defined in this Section) per Share exceeds the exercise price per Share covered by such Option or (ii) for each Stock Appreciation Right, the price determined pursuant to Section 10, except that Fair Market Value of the Shares as of the date of exercise of the Stock Appreciation Right, as used in clause (i) of Section 10 of the Plan, shall be deemed to mean Fair Market Value for each Share with respect to which the Stock Appreciation Right is calculated determined in the manner hereinafter referred to in this Section. At the time of the declaration provided for in the immediately preceding sentence, each Stock Appreciation Right and each Option shall immediately become exercisable in full and each person holding an Option or a Stock Appreciation Right shall have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise the Option as to all or any part of the Shares covered thereby or the Stock Appreciation Right in whole or in part, as the case may be. In the event of a declaration pursuant to this Section 17(b), each outstanding Option and Stock Appreciation Right granted pursuant to the Plan that shall not have been exercised before the Fundamental Change shall be canceled at the time of, or immediately before, the Fundamental Change, as provided in the declaration. Notwithstanding the foregoing, no person holding an Option or a Stock Appreciation Right shall be entitled to the payment provided for in this Section 17(b) if such Option or Stock Appreciation Right shall have terminated, expired or been cancelled. For purposes of this Section only, “Fair Market Value” per Share means the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the shareholders of the Company upon the occurrence of the Fundamental Change.

18.	Forfeitures. An Agreement may provide that if a Participant has received or been entitled to payment of cash, delivery of Shares, or a combination thereof pursuant to an Award within six months before the Participant’s termination of employment with the Company and its Affiliates, the Committee, in its sole discretion, may require the Participant to return or forfeit the cash and/or Shares received with respect to the Award (or its economic value as of (i) the date of the exercise of Options or Stock Appreciation Rights, (ii) the date of, and immediately following, the lapse of restrictions on Restricted Stock or the receipt of Shares without restrictions or (iii) the date on which the right of the Participant to payment with respect to Performance Units vests, as the case may be) in the event of certain occurrences specified in the Agreement. The Committee’s right to require forfeiture must be exercised within 90 days after discovery of such an occurrence but in no event later than 15 months after the Participant’s termination of employment with the Company and its Affiliates. The occurrences may, but need not, include competition with the Company or any Affiliate, unauthorized disclosure of material proprietary information of the Company or any Affiliate, a violation of applicable business ethics policies of the Company or Affiliate or any other occurrence specified in the Agreement within the period or periods of time specified in the Agreement.

19.	Corporate Mergers, Acquisitions, Etc. The Committee may also grant Options, Stock Appreciation Rights, Restricted Stock or other Awards under the Plan in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, restricted stock or other award granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a Subsidiary is a party. The terms and conditions of the substitute Awards may vary from the terms and conditions set forth in the Plan to the extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

20.	Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor or Transferee. To the extent any person acquires a right to receive an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

21.	Limits of Liability.

(a)	Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

(b)	Except as may be required by law, neither the Company nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

22.	Compliance with Applicable Legal Requirements. No certificate for Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company’s Shares may, at the time, be listed.

23.	Deferrals and Settlements. The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.

24.	Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

25.	Beneficiary Upon Participant’s Death. To the extent that the transfer of a Participant’s Award at his or her death is permitted under an Agreement, a Participant’s Award shall be transferable at death to the estate or to the person who acquires the right to succeed to the Award by bequest or inheritance.

26.	Requirements of Law.

(a)	To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles and shall be construed accordingly.

(b)	If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not effect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

STELLENT, INC.

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, August 10,
2005 3:30 PM Central
Daylight Time

Marriott Southwest Hotel
5801 Opus Parkway
Minnetonka, Minnesota 55343

Stellent, Inc. 7777 Golden Triangle Drive, Eden Prairie, MN 55344	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on Wednesday, August 10, 2005.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Robert F. Olson and Gregg A. Waldon, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your proxy:

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on August 9, 2005.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/stel/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on August 9, 2005.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Stellent, Inc., c/o Wells Fargo Shareowner Services™, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your proxy card

ò Please detach here ò

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of directors:	01 Robert F. Olson 02 Kenneth H. Holec	03 Alan B. Menkes 04 Philip E. Soran	05 Raymond A. Tucker 06 Steven C. Waldron	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To approve the Stellent, Inc. 2005 Equity Incentive Plan under which a maximum of 3,200,000 shares may be issued.	☐ For	☐ Against	☐ Abstain

3.	To ratify the appointment of Grant Thornton LLP as independent auditors of the Company for the fiscal year ending March 31, 2006.	☐ For	☐ Against	☐ Abstain

4.	To transact any other business as may properly come before the meeting or any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.	Date_____________________________
☐	Address Change? Mark Box Indicate changes below:

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, adminis- trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.